U.S. $100,000,000

                          CREDIT AGREEMENT

                            BY AND AMONG

                         EMCOR GROUP, INC.

                                AND

                    CERTAIN OF ITS SUBSIDIARIES
                                AND

                   HARRIS TRUST AND SAVINGS BANK

                     INDIVIDUALLY AND AS AGENT

                                AND

                            THE LENDERS

                 WHICH ARE OR BECOME PARTIES HERETO

                     DATED AS OF JUNE 19, 1996








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                              Table of Contents

SECTION 1 THE REVOLVING CREDIT................................................10

Section 1.1. Revolving Credit.................................................10
Section 1.2. Revolving Loans..................................................11
Section 1.3. Letters of Credit................................................11
     (a) General Terms........................................................11
     (b) Applications.........................................................11
     (c) The Reimbursement Obligation.........................................12
     (d) The Participating Interests..........................................13
     (e) Indemnification......................................................13
Section 1.4. The Sublimit.....................................................14
Section 1.5. Manner of Borrowing Revolving Loans..............................14
     (a) Generally............................................................14
     (b) Agent Reliance on Bank Funding.......................................14
Section 1.6. Appointment of Company as Agent for Borrowers;
             Reliance by Agent................................................15
     (a) Appointment..........................................................15
     (b) Reliance.............................................................15

SECTION 2. INTEREST...........................................................15

Section 2.1. Rate.............................................................15
Section 2.2. Computation of Interest..........................................15
Section 2.3. Capital Adequacy.................................................16

SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.............16

Section 3.1. Commitment Fee...................................................16
Section 3.2. Other Fees.......................................................16
Section 3.3. Letter of Credit Fees............................................16
Section 3.4. Voluntary Prepayments............................................17
Section 3.5. Mandatory Prepayment.............................................17
Section 3.6. Voluntary Terminations...........................................17
Section 3.7. Place and Application............................................17
Section 3.8. Notations and Requests...........................................19

SECTION 4. THE COLLATERAL AND THE GUARANTEES..................................19

Section 4.1. The Collateral...................................................19
Section 4.2. The Guarantees...................................................20


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SECTION 5. REPRESENTATIONS AND WARRANTIES.....................................20

Section 5.1.  Organization and Qualification..................................20
Section 5.2.  Subsidiaries....................................................20
Section 5.3.  Corporate Authority and Validity of Obligations.................21
Section 5.4.  Use of Proceeds; Margin Stock...................................21
Section 5.5.  Financial Reports...............................................22
Section 5.6.  No Material Adverse Change......................................22
Section 5.7.  Full Disclosure.................................................22
Section 5.8.  Good Title......................................................22
Section 5.9.  Litigation and Other Controversies..............................23
Section 5.10. Taxes...........................................................23
Section 5.11. Approvals.......................................................23
Section 5.12. Affiliate Transactions..........................................23
Section 5.13. Investment Company; Public Utility Holding Company..............23
Section 5.14. ERISA...........................................................23
Section 5.15. Compliance with Laws............................................24
Section 5.16. Other Agreements................................................24
Section 5.17. No Default......................................................24

SECTION 6. CONDITIONS PRECEDENT...............................................24

Section 6.1.  All Credit Utilization..........................................24
Section 6.2.  Initial Credit Utilization......................................25
Section 6.3.  Activation of the Commitments...................................27

SECTION 7.   COVENANTS........................................................28

Section 7.1.  Maintenance of Business.........................................28
Section 7.2.  Maintenance of Property.........................................29
Section 7.3.  Taxes and Assessments...........................................29
Section 7.4.  Insurance.......................................................29
Section 7.5.  Financial Reports and Rights of Inspection......................29
Section 7.6.  Adjusted Tangible Net Worth.....................................31
Section 7.7.  Leverage Ratio..................................................32
Section 7.8.  Interest Coverage Ratio.........................................32
Section 7.9.  Current Ratio...................................................32
Section 7.10. Indebtedness for Borrowed Money.................................32
Section 7.11. Liens...........................................................33
Section 7.12. Investments, Acquisitions, Loans, Advances and Guarantees ......35
Section 7.13. Capital and Certain other Restricted Expenditures...............38
Section 7.14. Mergers, Consolidations and Sales...............................38
Section 7.15. Maintenance of Restricted Subsidiaries..........................39
Section 7.16. Dividends and Certain Other Restricted Payments.................39
Section 7.17. ERISA...........................................................40
Section 7.18. Compliance with Laws............................................41
Section 7.19. Burdensome Contracts With Affiliates............................41
Section 7.20. Amendments to Subordinated Debt.................................41
Section 7.21. No Changes in Fiscal Year.......................................41
Section 7.22. Formation of Subsidiaries.......................................41
Section 7.23. Change in the Nature of Business................................41

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.....................................42

Section 8.1. Events of Default................................................42
Section 8.2. Non-Bankruptcy Defaults..........................................43
Section 8.3. Bankruptcy Defaults..............................................44
Section 8.4. Collateral for Undrawn Letters of Credit.........................44

SECTION 9.   DEFINITIONS INTERPRETATIONS......................................44

Section 9.1. Definitions......................................................44
Section 9.2. Interpretation...................................................54

SECTION 10. THE AGENT AND THE ISSUERS.........................................55

Section 10.1. Appointment and Authorization...................................55
Section 10.2. Rights as a Lender..............................................55
Section 10.3. Standard of Care................................................55
Section 10.4. Costs and Expenses..............................................56
Section 10.5. Indemnity.......................................................56
Section 10.6. Conflict........................................................57

SECTION 11.   MISCELLANEOUS...................................................57

Section 11.1.  Withholding Taxes..............................................57
Section 11.2.  Holidays.......................................................58
Section 11.3.  No Waiver, Cumulative Remedies.................................58
Section 11.4.  Waivers, Modifications and Amendments..........................59
Section 11.5.  Costs and Expenses.............................................59
Section 11.6.  Stamp Taxes....................................................60
Section 11.7.  Survival of Representations and Indemnities....................60
Section 11.8.  Construction...................................................60
Section 11.9.  Addresses for Notices..........................................60
Section 11.10. Obligations Several............................................60
Section 11.11. Headings.......................................................60
Section 11.12. Severability of Provisions.....................................60
Section 11.13. Counterparts...................................................61
Section 11.14. Binding Nature and Governing Law...............................61
Section 11.15. Entire Understanding...........................................61
Section 11.16. Extensions of the Commitments..................................61
Section 11.17. Participations.................................................61
Section 11.18. Assignment Agreements..........................................61
Section 11.19. Terms of Collateral Documents not Superseded...................62
Section 11.20. Personal Jurisdiction..........................................63
     (a) Exclusive Jurisdiction...............................................63
     (b) Other Jurisdictions..................................................63
Section 11.21. Currency.......................................................63
Section 11.22. Currency Equivalence...........................................63
Section 11.23. One Lender.....................................................64

Signature Page................................................................65




EXHIBIT A - Revolving Credit Note
EXHIBIT B - Form of Opinion of Counsel
EXHIBIT C - Borrowing Base Certificate
EXHIBIT D - Compliance  Certificate
EXHIBIT E - Assignment and Acceptance
SCHEDULE I - Compliance  Calculations
SCHEDULE 5.2 - Subsidiaries
SCHEDULE 7.10 - Indebtedness
SCHEDULE 7.11 - Liens
SCHEDULE 7.12 - Investments, Loans, Advances and Guarantees

                              EMCOR GROUP, INC.

                               CREDIT AGREEMENT
Harris Trust and Savings Bank
Chicago, Illinois

and the other Lenders from time to time party hereto

Gentlemen:

      The undersigned, EMCOR Group, Inc., a Delaware corporation (the "Company"), and DYN Specialty Contracting Inc., a Virginia corporation ("DYN"), apply to you for your several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") available to the Borrowers, all as more fully hereinafter set forth, all for the purpose of replacing the MES Revolving Credit Agreement and the Dynalectric Revolving Credit Agreement.

SECTION 1.  THE REVOLVING CREDIT.

      Section 1.1. Revolving Credit. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a Revolving Credit to the Borrowers in the amount of its commitment to extend the Revolving Credit set forth on the applicable signature page hereof or on the Assignment Agreement to which it is a party (its "Commitment" and cumulatively for all the Lenders, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. Subject to the terms and conditions hereof, such Revolving Credit may be availed of by each Borrower in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by any one or more of the Borrowers in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate amount of the Revolving Loans and L/C Obligations outstanding at any one time from all the Borrowers taken together shall not at any time exceed the lesser of the Activated Commitments then in effect or the Borrowing Base as shown on the most recent Borrowing Base Certificate; provided further, however, that the aggregate amount outstanding at any time on Revolving Loans made to each Borrower, and L/C Obligations in respect of Letters of Credit issued for such Borrower's sole or joint account, shall not exceed such Borrower's Sublimit as then determined and computed. For all purposes of this Agreement, where a determination of the used, unused or available amount of the Commitments is necessary, Credit Utilizations payable in an Alternative Currency shall be converted into their U.S. Dollar Equivalent as of the date of issuance (in the case of a Letter of Credit) and as of the spot date (in the case of a Borrowing). Such conversions shall be made on the date of each Credit
Utilization in an Alternative Currency as to that Credit Utilization and all Credit Utilizations shall be converted into their U.S. Dollar Equivalent as of the last day of each month or at the time of each Credit Utilization should the Agent so elect; such conversions to be based on the applicable spot currency conversion ratio as reported in the Wall Street Journal as of the applicable date or time. If the last day of a month is not a Business Day, such conversion shall be made as of the next Business Day. The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Activated Commitment. The Agent shall promptly notify the Company of such determination of a U.S. Dollar Equivalent and of the basis therefor. All Borrowings shall be repaid in the currency in which they were borrowed.

      Section 1.2. Revolving Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "Revolving Loan" and collectively the "Revolving Loans"). Each Borrowing of Revolving Loans shall, except to the extent otherwise agreed in writing by all Lenders, be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000. All Revolving Loans made by a Lender to a particular Borrower shall be evidenced by a single Revolving Credit Note of such Borrower, (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Without regard to the face principal amount of each Lender's Revolving Credit Note, the actual principal amount at any time outstanding and owing by each Borrower on account thereof shall be the sum of all Revolving Loans then or theretofore made thereon by such Lender to such Borrower less all payments actually received thereon.

      Section 1.3.      Letters of Credit

      (a) General Terms. Subject to the terms, conditions and limitations hereof (including those set forth in Section 1.1 hereof), as part of the Revolving Credit, the Applicable Issuer shall issue Financial Letters of Credit or Performance Letters of Credit (each a "Letter of Credit") for the account of any one or more of the Borrowers in U.S. Dollars or an Alternative Currency in an aggregate undrawn face amount up to the amount of the L/C Commitment as to all Borrowers, but subject to any applicable Sublimit in the case of a given Borrower. Each Letter of Credit shall be issued by the Applicable Issuer, but each Lender shall be obligated to reimburse the Applicable Issuer for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in accordance with each Lender's Percentage. Each Letter of Credit shall conform to the Issuer's policies as to form and shall be a Letter of Credit which the Applicable Issuer may lawfully issue. Each Letter of Credit shall support payment of an obligation of the Borrower who applies for same or an obligation of a Subsidiary of same which is a Restricted Subsidiary or of a joint venture described in Section 7.12(m) or 7.12(n) of which the applicant or one of its Restricted Subsidiaries is a member.

      (b) Applications. At any time before the Termination Date, the Applicable Issuer shall, subject to all of the terms and conditions hereof, at the request of the Company (which is acting on behalf of the Borrowers pursuant to Section
1.6 hereof), issue one or more Letters of Credit for the account of any one or more of the Borrowers, in a form satisfactory to the Applicable Issuer, in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form customarily prescribed by the Applicable Issuer for the type of Letter of Credit in question, duly executed by the Borrower for whose account such Letter of Credit was issued (each an "Application"). Each Letter of Credit issued hereunder shall (a) be payable in U.S. Dollars or an Alternative Currency and (b) expire not later than the earlier of (i) eighteen (18) months from the date of issuance (or be cancelable not later than eighteen (18) months from the date of issuance and each renewal) or (ii) the Termination Date. Notwithstanding anything contained in any Application to the contrary, (i) the applicable Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.3 hereof, (ii) except as otherwise provided in Section 3.5 hereof, prior to the existence of an Event of Default, the Applicable Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Applicable Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Applicable Issuer for the amount of such drawing shall bear interest (which the relevant Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Applicable Index Rate from time to time in effect. The Issuers will promptly notify the Agent of each request for a Letter of Credit and of issuance of a Letter of Credit. If an Issuer issues any Letters of Credit with expiration dates that are automatically extended unless such Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) an Event of Default exists and the Required Lenders have given the Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Without limiting the generality of the foregoing, each Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of
Section 6, the other terms of this Section 1.3 and the other provisions of this Agreement and such Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies such Issuer of any failure to satisfy or otherwise comply with such conditions, terms and other provisions and directs the Issuer not to take such action.

      (c) The Reimbursement Obligation. Subject to Section 1.3(b) hereof, the obligation of a Borrower to reimburse the Applicable Issuer for all drawings under a Letter of Credit issued for such Borrower's account (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the designated office of such Issuer by no later than 12:00 Noon (local time at the issuing office of the Issuer) on the date when such drawing is paid. If the relevant Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Applicable Issuer in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

      (d) The Participating Interests. Each Lender, by its acceptance hereof, severally agrees to purchase from the Applicable Issuer, and the Applicable Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Applicable Issuer. Upon any failure by a Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for such Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Applicable Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate from the Applicable Issuer to such effect, if such certificate is received before 1:00 p.m. (local time at the office of the Issuer), or not later than the following Business Day, if such certificate is received after such time, pay to the Applicable Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Applicable Issuer to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Applicable Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Applicable Index Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Applicable Issuer retaining its Percentage as a Lender hereunder.

      The several obligations of the Participating Lenders to the Issuers under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, to the extent such Borrower is relieved from its obligation to reimburse the Applicable Issuer for a drawing under a Letter of Credit because of the Applicable Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any one or more of the Borrowers, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender hereunder (whether as fundings of participations, indemnities or otherwise).

      (e) Indemnification. Each of the Participating Lenders shall, to the extent of their respective Percentages, indemnify the Issuers (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the applicable Issuer's gross negligence or willful misconduct) that the Issuers may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

      Section 1.4. The Sublimit. $5,000,000 of the Commitments shall be available exclusively to DYN but the Company may at its discretion by notice to the Agent increase such Sublimit (but not beyond the amount of the Activated Commitments).

      Section 1.5.  Manner of Borrowing  Revolving  Loans.  (a)  Generally.  The
Company (which is acting on behalf of the Borrowers pursuant to Section 1.6 hereof) shall give the Agent notice (which may be written or oral, but if oral, promptly confirmed in writing) by 10:00 a.m. on any Business Day of each request for a Borrowing of Revolving Loans, in each case specifying the Borrower to which the proceeds of such Borrowing are to be disbursed, the amount of each such Borrowing, the currency of such Borrowing (which must be U.S. Dollars or an Alternative Currency) and the date such Borrowing is to be made, which shall be not less than two Business Day's hence in the case of a Borrowing in an Alternative Currency other than Canadian dollars and one day hence in the case of a Borrowing in Canadian dollars, but which may be the same day in the case of a Borrowing in U.S. Dollars. The Agent shall promptly notify each Lender of its receipt of each such notice. Not later than 1:00 p.m. on the date specified for any Borrowing, each Lender shall make the proceeds of its Revolving Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago except in the case of Revolving Loans denominated in an Alternative Currency, which shall be made available at such office as the Agent has previously specified in a notice to each Lender in such funds which are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the relevant Borrowing. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Revolving Loan denominated in U.S. Dollars shall be made available to the relevant Borrower on the date requested at the office of the Agent in Chicago and the proceeds of each Lender's Revolving Loans denominated in an Alternative Currency at such office as the Agent has previously agreed to with the relevant Borrower, in each case in the type of funds received by the Agent from the Lenders. The Lenders' obligations to make Revolving Loans in an Alternative Currency or to provide or participate in Letters of Credit payable in an Alternative Currency shall always be subject to such Alternative Currency being freely available to each of them in the relevant market. Borrowing notices shall be irrevocable.

      (b) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender before the time when such Lender is scheduled to make payment to the Agent of the proceeds of a Revolving Loan that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Revolving Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Revolving Loan denominated in an Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Lender's Revolving Loan, as determined by the Agent. If such amount is not received from such Lender by the Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Agent the proceeds of the Revolving Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Revolving Loan.

      Section 1.6.      Appointment   of  Company  as  Agent  for   Borrowers;
Reliance by Agent

      (a) Appointment. Each Borrower irrevocably appoints the Company as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Borrowings to be made by such Borrower and for Letters of Credit to be issued for such Borrower's account and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Agent and the Lenders shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the Company so indicates.

      (b) Reliance. All requests for Borrowings and selection of interest rates to be applicable thereto may be written or oral, including by telephone or telecopy. The Borrowers agree that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnifying the Agent and Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

SECTION 2.  INTEREST.

      Section 2.1. Rate. Each Revolving Loan shall bear interest (which the relevant Borrower promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Applicable Index Rate as in effect from time to time, provided that if a Revolving Loan is not paid when due (whether by lapse of time, acceleration or otherwise), such Revolving Loan shall bear interest (which the relevant Borrower promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum determined by adding 2% to the sum of the Applicable Margin and the Applicable Index Rate as in effect from time to time. Interest on the Revolving Loans shall be payable on the last day of each calendar month (beginning on the first of such dates after the date hereof) and at maturity of the Revolving Credit Notes and interest after maturity shall be due and payable upon demand.

      Section 2.2. Computation of Interest. All interest on the Revolving Credit Notes (and unless otherwise stated herein, all fees, charges and commissions due hereunder), shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

      Section 2.3. Capital Adequacy. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or the Letters of Credit or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time as specified by such Lender the relevant Borrower shall pay on demand such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this
Section 2.3 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be prima facie evidence thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3. FEES, PAYMENTS,  REDUCTIONS,  APPLICATIONS AND
           NOTATIONS.

      Section 3.1. Commitment Fee. For the period from the date hereof to and including the Termination Date, the Borrowers shall pay to the Agent for the account of the Lenders a commitment fee at the rate of 1/2 of 1% per annum on the average daily unused amount of the Activated Commitments hereunder. Such fee is payable in arrears on the last day of each calendar quarter (commencing with the first of such dates after the date hereof) and on the Termination Date.

      Section 3.2. Other Fees. The Company shall pay to the Agent such other and additional fees as may from time to time be agreed to between the Company and the Agent.

      Section 3.3. Letter of Credit Fees. On the date of issuance of each Letter of Credit and on each anniversary date thereof the applicable Borrower shall pay to the Agent, for the ratable account of the Lenders, a fee on the face amount of the Letter of Credit for the period thereafter during which the same is scheduled to be outstanding or for one year, whichever is the lesser, computed at the rate of 3% per annum for such period (in the case of Financial Letters of Credit) and 1.5% per annum for such period (in the case of Performance Letters of Credit). In addition, on the date of issuance of each Letter of Credit the applicable Borrower shall pay the Applicable Issuer for its own account a fee of 1/4 of 1% of the face amount of such Letter of Credit, such fee to be retained by the Applicable Issuer for its own account. In addition, the applicable Borrower shall pay to the Applicable Issuer such issuing, processing, drawing, amendment and other fees and charges as the Applicable Issuer customarily imposes in connection with the issuance of letters of credit of the type in question, the payment of drafts thereunder or amendments thereto.

      Section 3.4. Voluntary Prepayments. The Borrowers shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in an amount not less than $1,000,000 and thereafter in integral multiples of $100,000) the Revolving Credit Notes at any time upon notice from the Company (which need not be joined in by any Borrower) to the Agent prior to 11:00 a.m. on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and, if such prepayment prepays the Borrowings from a particular Borrower in full, accrued interest thereon to the date of prepayment. Any amounts so prepaid may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again.

      Section 3.5. Mandatory Prepayment. In the event that the aggregate amount of the Revolving Loans and the L/C Obligations shall at any time and for any reason exceed the Borrowing Base or the Activated Commitments or any applicable Sublimit, each as then determined and computed, the Borrowers shall immediately and without notice or demand pay the amount of the excess to the Agent as and for a mandatory prepayment on the Revolving Credit Notes or, if the Revolving Loans have been paid in full but L/C Obligations are outstanding, then and in any such event, such excess shall be paid over to the Agent to be applied
against,  or  held  as  collateral   security  for,  as  applicable,   such  L/C
Obligations.

      Section 3.6. Voluntary Terminations. The Borrowers shall have the privilege upon two Business Days' prior notice from the Company (which need not be joined in by any Borrower) to the Agent (which shall promptly notify the Lenders) to ratably terminate the Commitments in whole or in part (but if in part then in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000); provided that the Activated Commitments may not be reduced to an amount less then the sum of all Revolving Loans and all L/C Obligations then outstanding unless there is deposited with the Agent as cash collateral for such Revolving Loans and L/C Obligations cash in the amount by which the same exceed the amount of the Activated Commitments. All partial terminations of the Commitments hereunder shall automatically reduce the L/C Commitment in each case as from time to time in effect hereunder, by the same percentage as the percentage termination in the Commitments. No termination of the Commitments may be reinstated.

      Section 3.7. Place and Application. All payments of principal, interest and fees shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment by no later than 12:00 Noon on the due date thereof or, if such payment is to be made in an Alternative Currency, by no later than 12:00 Noon local time at the place of payment to such office as the Agent has previously specified; provided however that reimbursements of drawings under Letters of Credit shall be made to the Applicable Issuer. Any payments received by the Agent or such Applicable Issuer after such time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of Revolving Loans or reimbursement of drawings under a Letter of Credit in an Alternative Currency, in such Alternative Currency in such funds then customary for settlement of international transactions in such currency. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Except as herein provided, all payments shall be received for the ratable account of the Lenders and shall be promptly distributed by the Agent to the Lenders in accordance with their Percentages. Any amount prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again.

      Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall, subject to the terms of the Intercreditor Agreement, be remitted to the Agent and distributed as follows:

      (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

      (b) second, to the payment of any outstanding interest or other fees or amounts due under the Revolving Credit Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

      (c) third, to the payment of the principal of the Revolving Credit Notes and any unpaid Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to or held as collateral security for the Lenders to be allocated pro rata as among the Lenders in accordance with the then respective aggregate unpaid principal balances of their Revolving Loans and their interests in the Letters of Credit;

      (d) fourth, to the Agent and the Lenders ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Borrowers owing to each of them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

      (e) fifth, to the Company on behalf of the Borrowers (each Borrower hereby agreeing that its recourse for its share of such payment shall be to the Company and not the Agent or any Lender) or whoever else may be lawfully entitled thereto.

      Section 3.8. Notations and Requests. All Borrowings made against the Revolving Credit Notes, the Borrower which made such Borrowings, the rates of interest applicable thereto and the currency in which each such Borrowing is denominated, shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Revolving Credit Notes and the unpaid principal balances and status, rates and currencies so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Revolving Credit Notes of the principal amount remaining unpaid thereon, the Borrower which made the Borrowings evidenced thereby, the currencies in which such Borrowings are payable and the interest rates applicable thereto. Prior to any negotiation of any Revolving Credit Note, the Lender holding such Revolving Credit Note shall endorse thereon the outstanding amount of Borrowings evidenced thereby, the currencies in which the same are payable and the rates of interest applicable thereto.

SECTION 4.  THE COLLATERAL AND THE GUARANTEES

      Section 4.1. The Collateral. The Obligations shall be secured by valid and perfected first Liens on all inventory, accounts receivable, equipment and other goods of the Borrowers and the Guarantors, together with all instruments, securities, chattel paper and intangibles of the Borrowers and the Guarantors and all proceeds of the foregoing, provided however that unless and until the Required Lenders otherwise elect (i) the Borrowers and the Guarantors shall not be required to note the Agent's Lien on any certificate of title issued for a vehicle or to perfect a Lien on fixtures or on inventory or equipment temporarily located at job sites outside of the jurisdiction where its chief executive office is located and (ii) no Guarantor, the fair market value of whose assets aggregates less than $250,000 shall be required to grant Liens on its assets to the Agent, further provided that (i) Liens on those accounts receivable of DYN, B & B Contracting & Supply Company, Dynalectric Company, Dynalectric Company of Nevada, Contra Costa Electric Inc. and KDC Inc. arising under contracts for which Reliance Surety Company and/or its Affiliates have provided payment and/or performance bonds and inventory, materials and equipment purchased for, installed in or allocated to any such contracts may be subject to prior Liens in favor of Reliance Surety Company and/or its Affiliates to secure obligations in connection with payment and performance bonds issued by Reliance Surety Company or its Affiliates, (ii) no Lien need be granted on any asset subject to a lien permitted by Section 7.11(e) (i), (j), (k), (l), (as to Liens on fixed assets only), (m) or (n) (insofar as (n) relates to the extension, renewal or replacement of a Lien permitted by the subsections of Section 7.11 identified in this clause (ii)), (iii) no Lien need be granted on the capital stock of an Unrestricted Subsidiary or on the capital stock or assets of Designated Foreign Restricted Subsidiaries, (iv) no Lien need be granted on the capital stock of MES Holdings Corporation, a Delaware corporation if and so long as the grant of such a Lien is prohibited by any debt agreement to which the Company is a party, (v) Liens need not be granted on the stock or assets of EMCOR U.K. Limited and its Restricted Subsidiaries until the Tranche B Activation Date and Liens need not be granted on the stock of the Canadian Subsidiaries, and the Canadian Subsidiaries need not grant a Lien on their assets, until the Tranche C Activation Date, (vi) no Liens need be granted on real property unless and until the Required Lenders so require (vii) Liens granted may be subject to Liens permitted by clauses (a), (b) and (h) of Section
7.11 hereof, (viii) Liens need not be perfected on notes receivable having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate or on bonds or notes of the City of New York pledged to the City of New York in lieu of retainage and (ix) Liens need not be perfected on equity securities (other than capital stock of Restricted Subsidiaries required to be pledged by the other provisions of this Section 4.1.) having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate. The Borrowers agree that they will, and will cause the Guarantors to, from time to time at the request of the Agent or the Required Lenders execute and deliver such documents and do such acts and things as the Agent or the Required Lenders may reasonably request in order to provide for or perfect such Liens on the Collateral.

      Section 4.2. The Guarantees. The Obligations shall be fully guaranteed by the Guarantors, provided that (i) until the Tranche B Activation Date, Guarantees need not be provided by those Guarantors listed under the heading "to be provided by Tranche B Activation Date" on Schedule 4.2, (ii) until the Tranche C Activation Date Guarantees need not be provided by those Guarantors listed under the heading "to be provided by Tranche C Activation Date" on
Schedule 4.2, and (iii) unless and until the Consolidation Date, the right to enforce the Guarantees of DYN and its Restricted Subsidiaries of the obligations of the Company and its other Restricted Subsidiaries shall be subject to the terms of the Intercreditor Agreement. Subject to the forgoing limitations the Required Lenders may from time to time require any Restricted Subsidiary (other than a captive insurance company which is a Restricted Subsidiary) to provide a Guarantee and Liens on its assets in which event the Company shall within 30 days of request cause such Restricted Subsidiary to execute and deliver a Guarantee to the Agent together with such supporting resolutions, opinions and other showings as the Agent may reasonably require.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

      Each Borrower represents and warrants to the Agent and the Lenders as follows:

      Section 5.1. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

      Section 5.2. Subsidiaries. Each Restricted Subsidiary is duly organized, validly existing and in good standing (or their equivalents under applicable local law) under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. As of the date hereof, Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding and the Company will notify the Agent of any material changes in such information. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (except for the provisions of Section 630 of the Business Corporation Law of the State of New York, as to New York Corporations) and all such shares and other equity interests indicated on
Schedule 5.2 as owned by the Company or a Subsidiary are as of the date hereof owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens not permitted hereby. There are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary.

      Section 5.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue the Revolving Credit Notes in evidence thereof, to grant to the Agent the Liens provided for in the Collateral Documents being executed by it, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor has full right and authority to enter into the Loan Documents to which it is a party, to grant to the Agent the Liens provided for in the Collateral Documents executed by it and to perform all of its obligations under such Loan Documents. The Loan Documents have been duly authorized, executed and delivered by the Borrowers and Guarantors and constitute valid and binding obligations of the Borrowers and Guarantors enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or Guarantor of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or Guarantor or any provision of the charter, articles of incorporation or organization or by-laws of any Borrower or Guarantor or any covenant, indenture or agreement of the Borrowers or Guarantors or affecting any of their Properties, or result in the creation or imposition of any Lien on any Property of the Borrowers or Guarantors.

      Section 5.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Revolving Loans and other extensions of credit made available hereunder solely for their general corporate purposes (including ordinary course of business refunding of indebtedness) provided that the Company shall not use the proceeds of any Loan to fund a loan or advance to DYN or its Restricted Subsidiaries. Neither the Borrowers nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      Section 5.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated statements of operations, cash flows and shareholder's equity of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which consolidated financial statements are accompanied by the audit report of Arthur Andersen LLP, independent public accountants, and the unaudited interim condensed consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1996 and the related interim condensed consolidated statements of operations, cash flows and shareholder's equity of the Company and its Subsidiaries for the three (3) months then ended and the unaudited interim condensed consolidating balance sheet of the Company and its Subsidiaries as of March 31, 1996 and the related interim condensed consolidating statement of operations for the three (3) months then ended heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis, but subject, in the case of such interim condensed financial statements, to year end audit adjustments which are not expected to be material. Neither the Company nor any Restricted Subsidiary has, to the best of its knowledge, contingent liabilities which could reasonably be expected to have a Material Adverse Effect other than as indicated on such financial statements or, as to each reaffirmation of this sentence's representation and warranty in the future, on the most recent financial statements or the related notes thereto which are provided to the Lenders furnished pursuant to Section 7.5 hereof.

      Section 5.6. No Material Adverse Change. Since March 31, 1996, there has been no change in the condition (financial or otherwise) or business prospects of the Company and its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      Section 5.7. Full Disclosure. The statements and information furnished to the Agent and the Lenders through the date hereof in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to Lenders, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

      Section 5.8. Good Title. Except to the extent heretofore disclosed in writing to the Lenders, the Company and the Restricted Subsidiaries have good and marketable title to their real property and good and merchantable title to the balance of their assets as reflected on the most recent balance sheets of the Company and its Restricted Subsidiaries furnished to the Lenders (except for sales of assets by the Borrowers and their Restricted Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.11 hereof.

      Section 5.9. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of any Borrower threatened, against the Borrower or any Restricted Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of any Borrower or Guarantor to perform its obligations under, this Agreement or any other Loan Document or (b) have a Material Adverse Effect.

      Section 5.10. Taxes. All tax returns which, to the best knowledge of the Company, are required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid to the extent due. The Borrowers do not know of any material proposed additional tax assessment against them or the Restricted Subsidiaries for which adequate provision in accordance with GAAP has not been made in their respective financial statements. Adequate provisions in accordance with GAAP for taxes on the books of the Company, each other Borrower and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

      Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrowers or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers or Guarantors of this Agreement or any other Loan Document other than consents required under debt agreements which will be paid in full and discharged concurrently with the initial Credit Utilization hereunder and consents which have been obtained and are in full force and effect.

      Section 5.12. Affiliate Transactions. No Borrower nor any Restricted Subsidiary is a party to any contract or agreement with any of its Affiliates (other than contracts and agreements between and among the Borrowers and Restricted Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

      Section 5.13. Investment Company; Public Utility Holding Company. No Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.14. ERISA. Each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan (other than liabilities arising in the future under a multiemployer plan as defined in
Section 4001(c)(3) of ERISA which could not reasonably be expected to have a Material Adverse Effect) under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. As of the date hereof no Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA and an approximately $800,000 liability in connection with Jamaica Water Supply Company ("JWSC") for which JWSC has set aside funds.

      Section 5.15. Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance with the requirements of all federal, governmental (whether national, supra-national or otherwise), state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except for such non-compliance with the same which could not reasonably be expected to have any Material Adverse Effect. No Borrower nor any Restricted Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, governmental (whether national, supra-national or otherwise), state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      Section 5.16. Other Agreements. No Borrower nor any Restricted Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrowers, any Restricted Subsidiary or any of their Properties, which default if uncured could reasonably be expected to have a Material Adverse Effect. The Company has delivered a true copy of the Series C Indenture to the Lenders. The only conditions or requirements beyond the control of the Company to the occurrence of the Consolidation Date are amendments to the Intercreditor Agreement.

      Section 5.17. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 6.  CONDITIONS PRECEDENT

      Section 6.1. All Credit Utilization. The obligation of the Lenders to provide any Borrower with any Credit Utilization (including the first such Credit Utilization) shall be subject to the conditions precedent that as of the time of each such Credit Utilization:

      (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

      (b) the Borrowers and Guarantors shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Utilization;

      (c) after giving effect to such Credit Utilization, (i) the aggregate principal amount of all Revolving Loans and L/C Obligations outstanding under the Revolving Credit shall not exceed the lesser of (x) the Activated Commitments then in effect and (y) the Borrowing Base as then determined and computed and (ii) the aggregate principal amount of the Revolving Loans made to any Borrower and of L/C Obligations in respect of Letters of Credit issued for such Borrower's account shall not exceed any applicable Sublimit;

      (d) such Credit Utilization shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect (the Lenders acknowledging that as of the date hereof they know of none of such other than the restrictions of Regulation U); and

      (e) in the case of the issuance of any Letter of Credit, the Applicable Issuer shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Applicable Issuer shall have received a written request therefor, in a form acceptable to the Applicable Issuer, with such Application or written request, in each case to be accompanied by the fees required by this Agreement.

      Any request made by or on behalf of the Borrowers to the Agent or an Issuer for a Credit Utilization hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct.

      Section 6.2. Initial Credit Utilization. At or prior to the time of the initial Credit Utilization, the following conditions precedent shall also have been satisfied or waived in writing:

      (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by all of the Lenders:

            (i)   the Revolving Credit Notes;

            (ii)  the  Collateral  Documents and the UCC financing  statements
requested by      the Agent in connection therewith;

            (iii) copies (executed or certified as may be appropriate) of resolutions of the Board of Directors of each Borrower and Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party and all other documents relating thereto;

            (iv) an incumbency certificate in a form satisfactory to the Lenders;

            (v) a good standing certificate for each Borrower and Guarantor, dated as of a date no earlier than thirty days prior to the date hereof, from the appropriate governmental offices in the jurisdiction of its incorporation;

            (vi)  articles of incorporation  and by-laws for each Borrower and
Guarantor   certified by such  Borrower's or Guarantor's  corporate  Secretary
or other appropriate          officer;

            (vii) evidence of the  maintenance  of insurance by the  Borrowers
and Guarantors    as required hereby or by the Collateral Documents;

            (viii)            the Guarantees; and

            (ix) the Agent shall receive the originals of all stock certificates and other negotiable documents included within the Collateral together with appropriate signed stock powers or other instruments of transfer therefor or irrevocable arrangements for the receipt of same shall have been made which are satisfactory to the Agent.

      (b) the UCC financing statements requested in connection with the Collateral Documents shall have been duly filed in the manner required by law so as to reflect the security interest granted by the Collateral Documents, to the extent such perfection can be effected by the filing of UCC financing statements;

      (c) the Lenders shall have received a certificate in substantially the form of Exhibit C setting forth the computation of the Borrowing Base as of such time;

      (d) the Agent and the Lenders shall have received evidence in form and substance satisfactory to them that the Series A Notes and all indebtedness outstanding under the MES Revolving Credit Agreement and the Dynalectric Revolving Credit Agreement will be paid in full concurrently with funding of the initial Credit Utilization, that the credit facilities provided for in such credit agreements will thereupon be cancelled (it being understood that this Agreement is intended to replace the credit facilities provided by such agreements) and that all Liens securing all of such indebtedness will be promptly discharged of record, provided that in the case of the Series A Notes, if the Company is precluded from effecting such a full repayment because of any requirement for advance notice of prepayment or redemption then and in any such event and provided that such redemption may be lawfully effected within 30 days of the date hereof, the Company may in lieu of complying with the foregoing give irrevocable notice of redemption in compliance with all requirements applicable to the redemption of the Series A Notes and deposit the full redemption price (including accrued interest) either with the trustee for the holders of the Series A Notes or with the Agent, any such deposit to be irrevocable;

      (e) the Water Companies shall have been sold and the Company shall have received cash therefor in an amount not less than the sum of $15,000,000 and an amount equal to the amount necessary to pay the Series A Notes in full;

      (f)  the  Agent  shall  have  entered  into  an  Intercreditor   Agreement
satisfactory to it in form and substance with Reliance Surety Company and its Affiliates;

      (g) the Lenders shall have received and approved a description of the self insurance and/or risk retention program of the Company and the Restricted Subsidiaries; and

      (h) all legal matters incident to the transactions contemplated hereby shall be acceptable to the Lenders and their counsel and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel to the Borrowers and the Guarantors in substantially the form of Exhibit B hereto with such exceptions and qualifications as are satisfactory to the Lenders and their counsel.

      Section 6.3. Activation of the Commitments. (a) Initial Activation. It is understood and agreed that the initial Activated Commitments shall be $50,000,000 and such activation shall occur upon satisfaction of the conditions set forth in Section 6.2 hereof. The Guarantors shall initially consist of those corporations listed on Schedule 4.2 hereto under the heading of "Initial Guarantors" and each of such Guarantors shall provide Liens on those of its assets embraced within the term "Collateral" of the priority called for by
Section 4.1 hereof. The balance of the Commitments shall be activated upon satisfaction of the conditions set forth below (it being understood that all references below to the provision of Commitments by other Lenders shall be cumulative, i.e., increases in Commitments justifying a particular activation may not be used to justify a different activation). Anything contained herein to the contrary notwithstanding, no level of Commitment Activation shall occur if at the time a Default or an Event of Default has occurred and is continuing. Activations may occur in any order.

      (b) Tranche B Activation. The Tranche B Activation shall be in the amount of $20,000,000 and shall, subject to all of the other terms and conditions hereof, be conditioned on the occurrence of the following: (i) additional Lenders shall have provided additional Commitments of $20,000,000, (ii) all indebtedness permitted by Section 7.10(d) hereof shall have been paid in full and all Liens securing such indebtedness shall have been discharged, (or arrangements for such payment in full (effective with the first utilization of the amount of Commitments so activated) and for such discharges have been made which are satisfactory to the Agent) (iii) the Guarantors listed under the heading "To be provided by Tranche B Activation Date" shall have executed and delivered Guarantees and provided first Liens on those of their assets embraced within the term of "Collateral", (iv) EMCOR International, Inc. shall have provided first Liens on the capital stock of its Restricted Subsidiaries (other than that of the Designated Foreign Restricted Subsidiaries and the Canadian Subsidiaries) and (v) all such Liens shall have been duly perfected in the manner required by law so as to be effective against the purchasers from and creditors of such Guarantors and all conditions set forth in Section 6.2 (or their equivalents under applicable law) shall have been satisfied with respect to such Guarantors and grants of Liens on their assets.

      (c) Tranche C Activation. The Tranche C Activation shall be in the amount of $5,000,000 and shall occur upon satisfaction of the following conditions: (i) additional Lenders shall have provided additional Commitments in the amount of $5,000,000, (ii) all indebtedness permitted by Section 7.10(e) hereof shall have been fully paid and satisfied and all Liens securing such indebtedness shall have been discharged, (or arrangements for such payment in full (effective with the first utilization of the amount of Commitments so activated) and for such discharges have been made which are satisfactory to the Agent), (iii) the Guarantors listed under the heading "To be Provided by Tranche C Activation Date" shall have provided Guarantees and first Liens on their assets embraced within the term "Collateral", (iv) EMCOR International, Inc. shall have provided first Liens on the capital stock of the Canadian Subsidiaries, and (v) all such Liens shall have been properly perfected so as to be effective against all creditors of and purchasers from such Guarantors and all conditions set forth in
Section 6.2 (or their equivalents under applicable law) shall have been satisfied with respect to such Guarantees and such grants of Liens.

      (d) Tranche D Activation. The Tranche D Activation shall be in the amount of $25,000,000 and may occur in one or more transactions as additional Lender Commitments are received. The Tranche D Activation shall be subject to the satisfaction of the following conditions: (i) additional Lenders shall have provided Commitments in twice the amount of the Tranche D Activation in question (it being understood that Tranche D Activation may occur in steps as additional Lender Commitments are provided); and (ii) no part of the Tranche D Activation shall occur prior to the later of September 30, 1996 or receipt by the Agent of evidence satisfactory to it that EBITDA has been not less than $7,500,000 for each of two successive quarters.

      Upon the occurrence of the Tranche B Activation, the Tranche C Activation or the Tranche D Activation, the Commitment of Harris Trust and Savings Bank shall be reduced by the amount of the activation in question provided that the amount of the Commitment of Harris Trust and Savings Bank which was an Activated Commitment prior to giving effect to activation in question shall only be reduced in the case of a Tranche D Activation and in that case the Activated Commitment of Harris Trust and Savings Bank shall be reduced by 50% of the amount of the Tranche D Activation in question.

SECTION 7.  COVENANTS.

      The Borrowers agree that, so long as any credit is available to or in use by or any amount is owing by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

      Section 7.1. Maintenance of Business. The Borrowers will, and will cause each Restricted Subsidiary to, preserve and keep in force and effect its corporate existence and all leases, licenses and permits necessary to the proper conduct of its and their respective businesses, provided that the foregoing shall not preclude the termination or discontinuance of any of such in connection with a sale or other disposition of substantially all of the assets of the Restricted Subsidiary in question or the merger or dissolution of same in each instance to the extent permitted by Section 7.14 hereof.

      Section 7.2. Maintenance of Property. The Borrowers will maintain, preserve and keep their material plant, Properties and equipment used in the conduct of their respective businesses in good repair, working order and condition (ordinary wear and tear excepted), will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the overall efficiency thereof shall be preserved and maintained, and will cause each Restricted Subsidiary so to do in respect of its plant, Properties and equipment.

      Section 7.3. Taxes and Assessments. The Borrowers will duly pay and discharge, and will cause each Restricted Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrowers or any Restricted Subsidiary or against their respective Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

      Section 7.4. Insurance. The Borrowers will insure and keep insured, and will cause each Restricted Subsidiary to insure and keep insured, with insurance companies reasonably believed by them to be good and responsible, all insurable Property owned by them which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties, and the Borrowers will insure, and cause each Restricted Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with insurance companies reasonably believed by them to be good and responsible as and to the extent usually insured by Persons similarly situated and conducting similar businesses, it being agreed that the foregoing shall not preclude the Borrowers and the Restricted Subsidiaries from directly or indirectly self insuring risks as and to the extent prudent and customary for companies similarly situated. The Borrowers shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrowers will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.4.

      Section 7.5. Financial Reports and Rights of Inspection. The Borrowers shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Borrowers and their Restricted Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

            (a) as soon as available, and in any event within sixty (60) days after the last day of each monthly accounting period, a Borrowing Base certificate in the form attached hereto as Exhibit C showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such period, prepared by the Company and certified to by an Authorized Representative of the Company;

            (b) as soon as available, and in any event within sixty (60) days after the close of each monthly accounting period of the Company a copy of the condensed consolidated and consolidating balance sheet of the Borrowers and the Restricted Subsidiaries as of the last day of such period and the condensed consolidated (and consolidating in the case of the statement of operations only) statements of operations, cash flows and shareholder's equity of the Borrowers and the Restricted Subsidiaries for such period and for the fiscal year-to-date period then ended, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year in the case of the condensed consolidated financial statements only, prepared by the Company in accordance with GAAP (subject to year end audit adjustments which are not expected to be material and to the absence of footnotes) and accompanied by (or submitted separately, in the case of the last such period in each fiscal year) reports for the Borrowers and the Restricted Subsidiaries as of the close of such month of work in process, accounts receivable and accounts payable all in forms acceptable to the Agent provided, however, that (i) consolidated financial statements need not be submitted for the last monthly accounting period in each fiscal year and (ii) the consolidating financial statements called for by this Section 7.5(b) for the last monthly accounting period in each fiscal year may be submitted concurrently with the submittal of the audited financial statements for such fiscal year called for by Section 7.5(c) hereof;

            (c) as soon as  available,  and in any event within one hundred five
(105) days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Borrowers and their Subsidiaries as of the last day of the period then ended and the consolidated statements of operations, cash flows and shareholder's equity of the Borrowers and their Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrowers and their Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (d) within the period provided in subsection (c) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of existence thereof;

            (e) promptly after receipt of final copies thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Borrower's or any Restricted Subsidiary's operations and financial affairs given to it by its independent public accountants; and

            (f) promptly after knowledge thereof shall have come to the attention of the chief executive or chief financial officer of any Borrower, written notice of (i) any pending litigation or governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(ii) any threatened litigation, governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which the Company or such Borrower or Restricted Subsidiary in good faith believes could reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Eveof Default hereunder.

      Each of the financial statements furnished to the Lenders pursuant to subsections (b) and (c) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit D signed by an Authorized Representative of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate submitted as of the last day of a calendar quarter shall also set forth the calculations supporting such statements in respect of Sections 7.6, 7.7, 7.8, 7.9 and 7.13 of this Agreement as well as the calculation of the Applicable Margin and shall be accompanied by a report in reasonable detail of all litigation, arbitrations and mediations being prosecuted by the Company and its Restricted Subsidiaries against customers where the amount claimed is $1,000,000 or more and is carried as an asset at $500,000 or more on the books of the Company or a Restricted Subsidiary.

      The Borrowers will, and will cause each Restricted Subsidiary to, permit the Agent, the Lenders and their duly authorized representatives to visit and inspect any of the Properties of the Borrowers and Restricted Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrowers authorize such accountants to discuss with the Lenders (and such Persons as any Lender may designate, subject to reasonable arrangements for confidentiality) the finances and affairs of the Borrowers and the Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

      Section 7.6. Adjusted Tangible Net Worth. The Company will at all times subsequent to June 30, 1996 during each fiscal year maintain Adjusted Tangible Net Worth of not less than $125,000,000 plus (but not minus if a negative) 50% of Net Income for the period from January 1, 1996 to the last day of the immediately preceding fiscal year.

      Section 7.7.      Leverage   Ratio.   The  Company  will  at  all  times
maintain a Leverage Ratio of not more than .45 to 1.

      Section 7.8. Interest Coverage Ratio. The Company will as of the last day of each calendar quarter have a ratio for the four most recently completed calendar quarters of EBITDA to Interest Expense of not less than 1.85 to 1 in the case of determinations made with respect to a computation period ending on or prior to December 31, 1997 and not less than 2 to 1 in the case of each determination made thereafter; provided that such ratio shall be computed as of June 30, 1996 for the quarter then ending, as of September 30, 1996 for the period of two calendar quarters then ending and as of December 31, 1996 for the period of three calendar quarters then ending.

      Section 7.9. Current Ratio. The Company will at all times maintain a ratio, computed on a consolidated basis for the Company and the Restricted Subsidiaries, of current assets to current liabilities (each determined in accordance with GAAP) of not less than 1 to 1.

      Section 7.10. Indebtedness for Borrowed Money. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:
            (a)   the Obligations;

            (b)   Subordinated Debt;

            (c)   the  obligations   listed  and  described  on  Schedule 7.10
attached hereto and     guarantees   specifically  permitted  by  Section 7.12
hereof;

     (d) unless and until the Tranche B Activation Date has occurred, indebtedness of EMCOR U.K. Limited and its Restricted Subsidiaries aggregating not more than (pound)25,000,000 at any one time outstanding and guarantees thereof by EMCOR International, Inc. and/or EMCOR U.K. Limited and its Restricted Subsidiaries;

            (e) unless and until the Tranche C Activation Date has occurred, indebtedness of the Canadian Subsidiaries aggregating not more than $10,000,000 at any one time outstanding; and guarantees of up to $5,000,000 thereof by the Company and Restricted Subsidiaries.

            (f) Indebtedness of the Company to Restricted Subsidiaries, of Restricted Subsidiaries to the Company and of Restricted Subsidiaries to Restricted Subsidiaries provided that \(i) indebtedness of EMCOR U.K. Limited and its Restricted Subsidiaries shall be limited to (pound)7,500,000 until the Tranche B Activation Date and $35,000,000 thereafter and (ii) indebtedness of the Canadian Subsidiaries and its Restricted Subsidiaries shall be limited to $5,000,000 until the Tranche C Activation Date and $10,000,000 thereafter;

            (g) obligations consisting of deferred payment obligations of the Company and any of the Restricted Subsidiaries for insurance premiums or incurred by Company or any of its Restricted Subsidiaries in respect of funds borrowed for the payment of such premiums in either case in the ordinary course of business and consistent with past practices;

            (h) Indebtedness for Borrowed Money of Designated Foreign Restricted Subsidiaries (and guarantees thereof by the Company, EMCOR International, Inc. and Restricted Subsidiaries of EMCOR International, Inc.) and guarantees of or incurrence of liability for letters of credit supporting, Indebtedness for Borrowed Money of Persons in which the Company and the Restricted Subsidiaries are permitted to invest pursuant to subsection (n) of Section 7.12; provided that the aggregate amount of Indebtedness for Borrowed Money so permitted to be incurred, guaranteed or supported pursuant to the provisions of this subsection
(h) shall not exceed (pound)5,000,000 at any one time outstanding;

            (i) Indebtedness for Borrowed Money in addition to that otherwise permitted hereunder provided that at the time of incurrence of such indebtedness and after giving effect thereto the aggregate principal amount of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries incurred during the twelve-month period ended on the date of the incurrence in question and permitted solely by this Section 7.10(i) donot exceed seven-tenths of 1% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently ended prior to the date of the computation in question;

            (j) liabilities in respect of letters of credit not otherwise permitted by this Section 7.10 if payment of such letters of credit is fully supported by a Letter of Credit; and,

            (k) any renewals, extensions or replacements of Indebtedness for Borrowed Money permitted under this Section 7.10 in an aggregate amount not in excess of the Indebtedness for Borrowed Money being renewed, extended or replaced.

      Section 7.11. Liens. The Borrowers shall not, nor shall they permit the Restricted Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrowers or any Restricted Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

            (a)  Liens   arising  by  statute  in   connection   with   worker's
compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with the foregoing or in connection with tenders, contracts or leases to which the Borrowers or any of their Restricted Subsidiaries are a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

            (b) mechanics', workmen's, materialmen's, landlords', carriers', osimilar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

            (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrowers and their Restricted Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

            (d)   the Liens  granted in favor of the Agent for the  benefit of
the Lenders       pursuant to the Collateral Documents;

            (e) Liens on Property of the Borrowers or of any Restricted Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 7.10(i) hereof representing or incurred to finance, refinance or refund the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Borrowers or any Restricted Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

            (f) Liens on the stock and assets of EMCOR U.K. Limited and on the assets of the corporations identified in subsections (d) and (e) of
Section 7.10 hereof securing the indebtedness permitted by such subsections and/or unless and until the Tranche B Activation Date has occurred, securing Performance Guarantees;

            (g)   Liens  in  favor  of   Reliance   Surety   Company  and  its
Affiliates described in       clause (i) of the second  proviso to Section 4.1
hereof;

            (h) rights of subrogation and similar rights of issuers of surety bonds and unperfected lien rights of such issuers to assets associated with projects which they have bonded;

            (i) restrictions on the disbursement or withdrawal of funds deposited by Restricted Subsidiaries in bank accounts maintained by them in the ordinary course of business consistent with past practice which are maintained in connection with specific construction projects or contracts from which payments and disbursements with respect to such contracts or projects are to be made;

            (j) Liens on insurance policies arising in connection with the deferred payment of premiums or the financing thereof in the ordinary course of business;

            (k)   Liens  consisting  of  cash  collateral   deposits  made  in
connection with the     insurance  program of the Company  and its  Restricted
Subsidiaries;

            (l) Liens existing on any property of a corporation at the time such corporation becomes a Restricted Subsidiary which Liens were not created, incurred or assumed in contemplated thereof, provided that no such Liens shall extend to or cover any other property of the Company or any Restricted Subsidiary;

            (m) the Liens listed and described on Schedule 7.11 attached hereto;

            (n) any extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens permitted by this Section 7.11 without any increase inamount of indebtedness secured thereby or in the assets subject to such Liens;

            (o)   Liens  on  the  capital  stock  of MES  Holding  Corporation
securing the      Series A  Notes  unless  and  until the  Series A  Notes are redeemed; and

            (p) Liens on assets of Designated Foreign Restricted Subsidiaries securing indebtedness thereof permitted by Section 7.10 hereof or securing Performance Guarantees.

      Section 7.12. Investments, Acquisitions, Loans, Advances and Guarantees. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for relocation and travel advances and other cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

            (b) investments in commercial paper maturing within 270 days of the date of issuance thereof which has been accorded one of the two highest ratings available from the Standard & Poor's Ratings Group of McGraw Hill Companies, Moody's Investors Service, Inc. or any other nationally recognized credit rating agency of similar standing providing similar ratings;

            (c) investments in certificates of deposit issued by any commercial bank organized under the laws of Canada or the United States or (as to investments of EMCOR U.K. Limited and its Subsidiaries) the United Kingdom in each case having capital, surplus and undivided profits of not less than $500,000,000 or by any Lender in each case maturing within one year from the date of issuance thereof or in Eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) or in banker's acceptances endorsed by any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) and maturing within nine months of the date of acceptance;

            (d)   endorsement   of  items  for   deposit  or   collection   of
commercial paper  received in the ordinary course of business;

            (e)   the investments,  loans,  advances and guarantees listed and
described on      Schedule 7.12 attached hereto;

            (f)   the Guarantees  and guarantees  referred to in and permitted
by Section 7.10   hereof;

            (g) (i) the present investment of the Company and Restricted Subsidiaries in, and present loans and advances by the Company and Restricted Subsidiaries to, Unrestricted Subsidiaries and (ii) future investments in, and loans and advances, (including subordinated loans) to, Unrestricted Subsidiaries for asset preservation and to preserve existing operations aggregating not more than $1,500,000 at any one time outstanding;

            (h) Loans and advances (including subordinated loans and advances) between the Company and its Restricted Subsidiaries if and to the extent that the corresponding indebtedness is permitted by Section 7.10 hereof;

            (i) acquisitions by the Company or any Restricted Subsidiary of all or substantially all of the assets or business of any other Person or division thereof, or of all or substantially all of the Voting Stock of a Person, so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition, and (iii) the total amount expended by the Company and its Restricted Subsidiaries for such acquisitions (other than the contemplated acquisition of the Tucker Company) does not aggregate in excess of the amount permitted by Section 7.13 hereof;

            (j) acquisitions of assets (including notes and other evidences of indebtedness) and subordinations of claims as a part of good faith
collection efforts on doubtful      accounts;

            (k)   Performance Guarantees;

            (l) notes and other deferred payment obligations (other than general partnership and similar interests) acquired by the Company or any Restricted Subsidiary in connection with the sale or other disposition of assets permitted hereby;

            (m) investments of the Company or any Restricted Subsidiary made in the ordinary course of business in connection with joint ventures, corporations or other similar pooling of efforts in respect to a specific project or series of related specific projects for a limited or fixed duration and formed to conduct business of the type in which the Company or such Restricted Subsidiary is presently engaged consistent with past practices and guarantees of obligations of, and incurrence of liabilities in respect of letters of credit for, such joint ventures or corporations;

            (n) investments in joint  ventures,  corporations or similar pooling of efforts organized outside of and conducting its business outside of the United States of America entered into for the purpose of expanding the mechanical and/or electrical business of the Company or any Restricted
Subsidiary into a jurisdiction in which it has not previously conducted substantial business, provided that the aggregate amount invested or expended in connection with the foregoing purposes shall not aggregate in excess of the amount permitted by Section 7.13 hereof;

            (o)   investments  in money  market  funds  which  in turn  invest
primarily in      investments  of the types  described  in clauses (a) through
(c) of this Section 7.12;

            (p)  the  present   investment   of  the   Company  and   Restricted
Subsidiaries in Restricted Subsidiaries and future investments by them in Restricted Subsidiaries which are Guarantors or in a Restricted Subsidiary formed as a captive insurer; and

            (q) investments by Designated Foreign Restricted Subsidiaries in short term high quality investments which are regarded in their countries of domicile as being similar in type and used for similar purposes to those described in clauses (a), (b), (c) or (o) of this Section 7.12.

      In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.12, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

      Section 7.13. Capital and Certain other Restricted Expenditures. The Borrowers will not, nor will they permit any Restricted Subsidiary to, make, or (without duplication) become obligated to make, any Capital Expenditure or make any acquisition permitted solely by Section 7.12(i) hereof or make any investment described in Section 7.12(n) hereof or apply for a letter of credit (whether hereunder or otherwise) supporting an obligation of any joint venture or other Person described in Section 7.12(n) or guarantee any Indebtedness of Borrowed Money of any such Person, if after giving effect thereto the aggregate amount expended (other than in the form of capital stock of the Company) for such purposes during the twelve-month period ending on the date of the expenditure in question when taken together with the face amount of such letters of credit issued during such period and such indebtedness so guaranteed incurred during such period, would exceed the sum of (i) 1% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently completed prior to the computation in question (ii) the net cash proceeds received by the Company and the Restricted Subsidiaries during the same period from sales of assets (including stock of Restricted Subsidiaries) permitted by Sections 7.14 and/or 7.15 hereof and (iii) the maximum amount of dividends which the Company could pay under Section 7.16(i) as of the date of the expenditure or application in question.

      Section 7.14. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, be a party to any merger, consolidation or dissolution, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable (other than sales or discounts of doubtful accounts or notes taken in satisfaction of same); provided, however, that this Section 7.14 shall not apply to nor operate to prevent the Borrowers or any of the Restricted Subsidiaries from selling their inventory in the ordinary course of its business or from selling equipment which is obsolete, worn out, or no longer needed for the operation of the business of the Company and the Restricted Subsidiaries or which is promptly replaced with equipment of at least equal utility nor shall the foregoing prohibit (i) mergers of Restricted Subsidiaries with and into the Company and sales by Restricted Subsidiaries of all or substantially all of their assets to the Company (ii) mergers of Restricted Subsidiaries with each other and sales of all or substantially all of the assets of a Restricted Subsidiary to another Restricted Subsidiary provided in each case that if either of the two Restricted Subsidiaries in question is a Guarantor, the survivor of the transaction in question remains a Guarantor and all such actions are taken as the Agent requires to preserve its Liens on the Collateral, (iii) the dissolution of any Restricted Subsidiary whose activities are no longer, in the opinion of the Board of Directors of the Company, necessary for the operation of the business of the Company and its Restricted Subsidiaries taken as a whole, provided always that no Default or Event of Default has occurred and is continuing or will result therefrom and if the Restricted Subsidiary to be dissolved is a Guarantor, all of its assets remaining after the dissolution in question are transferred to another Guarantor and all such actions, if any, are taken as the Agent may reasonably require in order to insure that it has a Lien on the assets so transferred of the priority required by Section 4.1 hereof. The foregoing provisions to the contrary notwithstanding, prior to the Consolidation Date, DYN and its Restricted Subsidiaries shall not engage in any transaction otherwise permitted by clauses (i), (ii) or (iii) of the foregoing proviso. The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition of five percent (5%) or more of the total consolidated assets of the Company and the Restricted Subsidiaries in any calendar year, whether in one or a series of transactions. The Agent shall release its Lien on any Property sold pursuant to the foregoing provisions if no Default or Event of Default has occurred and is continuing or would result therefrom.

      Section 7.15. Maintenance of Restricted Subsidiaries. The Borrowers shall not assign, sell or transfer, or permit any Restricted Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Restricted Subsidiary; provided that the foregoing shall not operate to prevent (i) the issuance, sale and transfer to any person of any shares of capital stock of a Restricted Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary or
(ii) the sale of all of the capital stock of a Restricted Subsidiary if but only if (a) no Default or Event of Default has occurred and is continuing or will result from the sale of same, (b) the sale of such capital stock is not a sale of a substantial part of the assets of the Company and the Restricted Subsidiaries (as the term "substantial" is defined in Section 7.14 hereof), (c) the Board of Directors of the Company has determined that the continued ownership of the Restricted Subsidiary in question is no longer appropriate in light of the then needs and strategic objectives of the Company and its Restricted Subsidiaries taken as a whole and (d) all indebtedness of such Restricted Subsidiary to the Company or any other Restricted Subsidiary is paid in full, and all guarantees or other support undertakings provided by the Company or other Restricted Subsidiaries are discharged, concurrently with the sale in question, provided that then existing Performance Guarantees need not be so discharged as to jobs in progress at the time the sale is completed. Concurrently with the sale of the capital stock of a Restricted Subsidiary permitted hereby, the Agent is authorized and directed to release any Guarantee provided by such Restricted Subsidiary and any Lien on the stock or assets of such Restricted Subsidiary. The Borrower shall not permit any Restricted
Subsidiary to enter into any contract or agreement after the date hereof prohibiting or restricting such Restricted Subsidiary from paying dividends or making loans and advances to the Company except in the case of a Restricted Subsidiary formed or acquired to be a captive insurer.

      Section 7.16. Dividends and Certain Other Restricted Payments. The Company will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (except for dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or any options or warrants therefor or (c) directly or indirectly make any payment of principal on or in respect of any Subordinated Debt or otherwise acquire, prepay or retire any of such Subordinated Debt, in each case prior to the maturities thereof or prior to any other times required for payment thereof as are in force and effect as of the date hereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

            (i) the declaration and payment of non-excepted dividends and the non- excepted purchase, redemption or other acquisition or retirement of capital stock or warrants or options of the Company occurring in each case after December 31, 1997 if after giving effect thereto (aa) the aggregate amount expended by the Company for such purposes during the period commencing on the first day of the third fiscal quarter preceding the fiscal quarter in which the declaration or payment in question occurred and ending on the date of the declaration or payment in question would not exceed 50% of Net Income for the period of four consecutive fiscal quarters most recently completed plus the net amount received by the Company from the sale of its capital stock or warrants therefore during such period or thereafter and through the date of the declaration or payment in question less any portion of such net amount used to justify a payment under clause (ii) below and also less any portion of the amount as otherwise computed pursuant to this clause (i) which was used to justify a transaction under Section 7.13 pursuant to clause (iii) thereof and
(bb) no Default or Event of Default shall have occurred and be continuing;

            (ii) non-excepted principal payments or acquisitions, pre-payments or retirements of Subordinated Debt if after giving effect thereto (aa) the aggregate amount paid by the Company for the foregoing purposes during the period commencing on the first day of the third fiscal quarter preceding the fiscal quarter in which the payment in question occurred and ending on the date of the payment in question would not exceed the difference for the period of four consecutive fiscal quarters most recently completed between (A) Net Income plus the amount by which Net Income was reduced as a result of depreciation of fixed assets and the amortization of intangibles plus the net amount received by the Company from the sale of its capital stock or warrants therefor during such period or thereafter and through the date of the payment in question less any portion of such net amount used to justify a payment under clause (i) above and
(B) the amount expended by the Company and its Restricted Subsidiaries for Capital Expenditures and for acquisitions permitted by Section 7.12(i) and investments in ventures provided solely by Section 7.12(n) hereof and (bb) no Default or Event of Default shall have occurred and be continuing.

      Nothing herein contained shall affect, impair or limit the rights of the Lenders or the Agent acting on their behalf to serve any notice on the Company, the holders of Subordinated Debt or any trustee or agent therefor blocking, limiting or otherwise precluding the making of payments on account of such Subordinated Debt on and subject to the conditions to service of any such notice contained in the instruments applicable to such Subordinated Debt nor shall anything contained herein be deemed to permit the Company to make any payment on account of Subordinated Debt precluded by any such notice properly given or by the instruments setting forth the terms applicable to such Subordinated Debt.

      Section 7.17. ERISA. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of their Properties. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to any employee benefit plan subject to Title IV of ERISA (other than a multiemployer plan) sponsored or contributed to by either of the Borrowers or any member of the Controlled Group (a "Plan") with respect to which the PBGC has neither waived the 30 day reporting requirement nor issued a public announcement that the penalty applicable to a failure to report will not apply, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate any Plan or withdraw from any multiemployer plan if such termination or withdrawal could reasonably be expected to have a Material Adverse Effect, and (iv) the occurrence of any other event with respect to any Plan which would result in the incurrence by the Borrowers or any of their Restricted Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrowers or any of the Restricted Subsidiaries with respect to any post-retirement Welfare Plan benefit which could reasonably be expected to have a Material Adverse Effect.

      Section 7.18. Compliance with Laws. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply in all respects with the requirements of all foreign (whether national, supra-national or otherwise), federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a Material Adverse Effect or could result in a Lien upon any of their Property material to the Company and the Restricted Subsidiaries taken as a whole.

      Section 7.19. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with or among Restricted Subsidiaries and the Company) on terms and conditions which are less favorable to the Company or any such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

      Section 7.20.     Amendments  to  Subordinated  Debt.  The Company shall
not  amend  or  modify  the   subordination   provisions   applicable  to  any
Subordinated Debt.

      Section 7.21. No Changes in Fiscal Year. The Company shall not change its fiscal years from its present basis without the prior written consent of the Required Lenders.

      Section 7.22. Formation of Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, form or acquire any Subsidiary except for acquisitions permitted by Section 7.11 hereof and the formation of new subsidiaries if in any such case and either of such instances the newly formed or acquired Subsidiary shall, if the Required Lenders so request, execute and deliver a Guarantee and grant Liens on its assets of the priority required by
Section 4.1 hereof (and provide the Agent with such documentation therefore and such supporting documentation, including opinions of counsel, as it may reasonably request). Each Subsidiary acquired or formed pursuant hereto shall constitute a Restricted Subsidiary unless the Required Lenders otherwise agree in writing.

      Section 7.23. Change in the Nature of Business. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company and the Restricted Subsidiaries would be changed in any material respect from the general nature of the business engaged in by the Company and the Restricted Subsidiaries on the date of this Agreement.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

      Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

            (a) default in the payment when due of all or any part of the principal of the Revolving Credit Notes (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation and any such default continues for 1 Business Day after notice thereof from the Agent to the Company;

            (b) default in the payment when due of all or part of the interest on any Revolving Credit Note (whether the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable hereunder or under any other Loan Document and any such default continues for 5 Business Days after notice thereof from the Agent to the Company;

            (c) default in the observance or performance of any covenant set forth in Sections 7.6, 7.7, 7.8, 7.9, 7.13, 7.14, 7.15, 7.16, or 7.20 hereof or of any provision in any Loan Document dealing with the maintenance of insurance on the Collateral;

            (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof to the Company by the Agent;

            (e) any representation or warranty made herein or in any of the other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making thereof;

            (f) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents and any period of grace applicable thereto shall have elapsed, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of the Agent in any Collateral purported to be covered thereby of the priority required by Section
4.1 hereof;

            (g) default shall occur under any evidence of Indebtedness for Borrowed Money aggregating in excess of $500,000 issued, assumed or guaranteed by any of the Borrowers or any Restricted Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) without being waived or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

            (h) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $250,000 and which is not fully covered by insurance from any insurer who has acknowledged its liability thereon shall be entered or filed against the Borrowers or any of the Restricted Subsidiaries or against any of the Property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of thirty days;

            (i) any party obligated on any Guarantee shall purport to disavow, revoke, repudiate or terminate such Guarantee or such Guarantee shall otherwise cease to have force or effect;

            (j)   any Change of Control occurs;

            (k) any Borrower, Guarantor or Restricted Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) not pay, admit in writing its inability to pay, or be deemed under applicable law not to be able to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, administrative receiver, administrator, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof;

            (l) a custodian, receiver, administrative receiver, administrator, trustee, examiner, liquidator or similar official shall be appointed for any Borrower, Guarantor or Restricted Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 8.1(k)(v) shall be instituted against any Borrower, Guarantor or Restricted Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty days.

      Section 8.2. Non-Bankruptcy Defaults. When any Event of Default described in subsections 8.1(a) to 8.1(j), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Lenders by notice to the Company, take any or all of the following actions:

            (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

            (b) declare the principal of and the accrued interest on the Revolving Credit Notes to be forthwith due and payable and thereupon the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

      Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection 8.1(k) or 8.1(l) has occurred and is continuing, then the unpaid balance of the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      Section 8.4. Collateral for Undrawn Letters of Credit. If and when (x) any Event of Default, other than an Event of Default described in subsections (k) or
(l) of Section 8.1, has occurred and is continuing, the Borrowers shall, upon demand of the Agent, and (y) any Event of Default described in subsections (k) or (l) of Section 8.1 has occurred or (z) any Letter of Credit is outstanding on the Termination Date (whether or not any Event of Default has occurred), the Borrowers shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit, the Borrowers agreeing to immediately make each such payment and acknowledging and agreeing the Agent would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

SECTION 9.  DEFINITIONS INTERPRETATIONS

      Section 9.1. Definitions. The following terms when used herein have the following meanings:

      "Activated Commitments" shall mean the amounts of the Commitments which have been activated pursuant to Section 6.3 hereof.

      "Adjusted Tangible Net Worth" means, as of any time the same is to be determined, the sum of Tangible Net Worth and Subordinated Debt.

      "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Agent" shall mean Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

      "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

      "Alternative Currency" means Canadian dollars, pounds sterling and any other currency (other than United States Dollars) approved as such in writing by all Lenders in each case only to the extent readily available to each Lender.

      "Applicable Index Rate" means the Domestic Rate or, as to a particular Borrower, any other interest rate index which may have been approved in writing by the Company, such Borrower and all Lenders.

      "Applicable Issuer" means the Issuer of Letters of Credit for the account of a particular Borrower or Borrowers or in a particular jurisdiction or jurisdictions.

      "Applicable  Margin" means two percent per annum provided,  however,  that
(i) if as of the last day of any calendar quarter the ratio of Senior Debt computed as of such day to EBITDA for the twelve month period then ending is 1.5 to 1 or less or Adjusted Tangible Net Worth is $150,000,000 or more, then, and in any such event, the Applicable Margin for the three months commencing with the second month following the close of such calendar quarter shall be one percent per annum and (ii) if as of the last day of any calendar quarter the ratio of Senior Debt computed as of such day to EBITDA for the twelve month period then ending is 2.5 to 1 or less, but greater than 1.5 to 1 (and clause
(i) above is inapplicable) then the Applicable Margin for the three month period commencing with the second month following the close of such calendar quarter shall be 1.5 percent per annum.

      "Application" is defined in Section 1.3(b).

      "Assignment Agreement" means an Assignment and Acceptance entered into by a Lender and an assignee in accordance with Section 11.18 hereof substantially in the form of Exhibit E hereto.

      "Authorized Representative" means the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President and Controller or the Vice President and Treasurer, or any further or different persons so named by any Authorized Representative in a written notice to the Agent.

      "Borrowers" means (a) the Company, (b) DYN and (c) such other Restricted Subsidiaries as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or the Lenders may impose), with (i) the term "Borrowers" to mean the Borrowers, collectively, and, also, each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations, except to the extent explicitly otherwise provided. The term "Borrower" appearing in such singular form shall be deemed a reference to any of the Borrowers unless the context in which such term is used shall otherwise require.

      "Borrowing" shall mean the total of Revolving Loans made to a given Borrower by all the Lenders on a single date. Borrowings are made and maintained ratably from each of the Lenders according to their Percentages except to the extent otherwise agreed in writing by all Lenders.

      "Borrowing Base" means forty percent of the difference between (a) Eligible Accounts Receivable and (b) amounts recorded for costs in excess of billings as an asset which represents disputed items in excess of the amounts specifically permitted by the applicable contracts, other than amounts covered by change orders properly executed pursuant thereto. Eligible Accounts Receivable means all ordinary billed trade accounts receivable of the Company and the Restricted Subsidiaries (i) in which the Agent has a valid and perfected Lien of the priority required by Section 4.1 hereof, (ii) which are not subject to any defense, offset or counterclaim which has been claimed (or if they are subject to a defense, offset or counterclaim, the amount of same has been deducted in the computation of Eligible Accounts Receivable), (iii) which are not otherwise in dispute or anticipated to be disputed unless the amount in question has been deducted in computing Eligible Accounts Receivable, and (iv) which have been billed and either have been outstanding for not more than 90 days after the due date on the relevant invoice (which due date shall be computed in accord with the past practices of the Company and its Restricted Subsidiaries) or payment of same has not been made within 90 days solely because the amount unpaid represents retainage not due the Company or its Restricted Subsidiaries until completion of the project in question or achievement of an agreed upon completion milestone in accord with the custom and practice in the construction industry and the Company and its Restricted Subsidiaries have no reason to believe that the amount of such retainage will not be paid when due, provided that there shall be excluded from Eligible Accounts Receivable (i) any accounts receivable otherwise included therein from account debtors who are bankrupt or insolvent or who have otherwise suspended payment of their obligations to the Company and its Restricted Subsidiaries in respect to the contract or job in question or as to which any proceeding (including litigation, arbitration or mediation) is pending seeking to collect or enforce collection of same and (ii) unless and until the Consolidation Date has occurred, the amount by which 40% of the difference between Eligible Accounts Receivable of DYN and its Restricted Subsidiaries otherwise included in the Borrowing Base and amounts related to DYN and its Restricted Subsidiaries described in clause (b) of the first sentence of this definition exceeds 66-2/3% of Modified Net Worth.

      "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to a Borrowing or payment in an Alternative Currency or to a conversion of a Credit Utilization into U.S. Dollars, a day on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Borrowings are to be made.

      "Canadian Subsidiaries" means JWP NRO Holdings, Inc., EMCOR Canada Ltd. and Comstock Canada Ltd.

      "Capital Expenditures" means, for any period, capital expenditures of the Company and its Restricted Subsidiaries during such period as defined and classified in accordance with GAAP consistently applied.

      "Capital Lease" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

      "Change in Control" means that (i) more than 25% of the Voting Stock of the Company shall at any time and for any reason be owned, either legally or beneficially, by any Person or group of Persons acting in concert or (ii) Frank MacInnis shall cease to be the chief executive officer of the Company and/or Leicle Chesser shall cease to be the chief financial officer of the Company and/or either such person shall cease to have the duties and responsibilities normally associated with such positions and in any instance covered by clause
(ii) the person in question shall not be replaced within sixty days by a person or persons of established experience and reputation, both with respect to the duties required of the holder of such an office and in the contracting or a related industry, who has been approved by a majority of the Board of Directors of the Company and who has not been affiliated with any member of the Board or any business or other enterprise with which a Board member is affiliated.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means all Properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent by the Collateral Documents or required so to be by the terms hereof.

      "Collateral Documents" means all security agreements, pledge agreements, assignments, financing statements, debentures and other documents as shall from time to time secure the Revolving Credit Notes or any other Obligations.

      "Commitments" is defined in Section 1.1 hereof.

      "Company" is defined in the introductory paragraph.

      "Consolidation Date" means the date on which the Intercreditor Agreement has been modified in a manner satisfactory to the Required Lenders so as to eliminate any restrictions contained therein on the right of the Agent to fully enforce the Guarantees from DYN and its Restricted Subsidiaries upon the occurrence of an Event of Default and eliminating any undertaking of the Agent to release or discharge such Guarantee.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Credit Utilization" means any Borrowing and any issuance of a Letter of Credit.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "Designated Foreign Restricted Subsidiaries" means a Restricted Subsidiary which conducts business primarily outside of the United States, the United Kingdom and Canada.

      "Domestic Rate" means a fluctuating interest rate per annum equal at all times to the greater of:

            (a) the rate of interest announced by Harris Trust and Savings Bank from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

            (b) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on the day of determination (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Lenders for which such rate is being determined, plus (y) 1/2 of 1%.

      "DYN" is defined in the introductory paragraph.

      "Dynalectric Revolving Credit Agreement" means the Revolving Credit Agreement dated as of December 14, 1994 by and among DYN, certain Subsidiaries thereof and the lenders party thereto, as amended.

      "EBITDA" means, with reference to any period, as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus
(ii) federal, state, foreign and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Restricted Subsidiaries.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

      "Event of Default"  means any event or  condition  specified  as such in
Section 8.1 hereof.

      "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (b) of the definition of Domestic Rate.

      "Financial Letter of Credit" means a Letter of Credit that is not, as reasonably determined by the Agent, a Performance Letter of Credit.

      "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Restricted Subsidiaries on a basis consistent with the preparation of the Company's December 31, 1995 consolidated financial statements furnished to the Lenders.

      "Guarantees" means instruments of guarantee from the Guarantors of the Obligations satisfactory in form and substance to the Agent.

      "Guarantors" means those corporations listed on Schedule 4.2 hereto and such other Restricted Subsidiaries as the Required Lenders may from time to time designate as Guarantors in a written notice to the Company or as the Company may from time to time designate.

      "Indebtedness for Borrowed Money" means for any Person (without duplication) all indebtedness created, assumed or incurred in any manner by such Person or in respect of which such Person is directly or indirectly liable, whether by guarantee, commitment to purchase, undertaking to maintain the solvency, liquidity or a balance sheet condition of the obligor, or otherwise representing (i) money borrowed (including by the issuance of debt securities),
(ii) indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness but if such Person is not liable then such indebtedness shall be included at the lesser of the amount thereof or the fair market value of the Property securing same, (iv) Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit (other than letters of credit which support payment of obligations which do not constitute Indebtedness for Borrowed Money of any Person), bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money. Performance Guarantees do not constitute Indebtedness for Borrowed Money.

      "Intercreditor Agreement" means an intercreditor agreement with Reliance Surety Company and certain of its Affiliates.

      "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense but excluding fees payable under Sections 3.1 and 3.2 hereof) and letter of credit fees and commissions of the Borrowers and the Restricted Subsidiaries for such period determined in accordance with GAAP, but interest paid through the issuance of securities to the holders of the indebtedness in question having a maturity of more than one year from the date of issuance and being of no higher ranking or priority than the indebtedness in question shall not be included in Interest Expense nor shall interest accruing but not paid on the promissory note of the Company dated December 15, 1994 in the principal amount of $5,464,133.78 and payable to Sellco Corporation be included in Interest Expense.

      "Issuer" means Harris Trust and Savings Bank and any other Lender approved by the Required Lenders and the Company as an issuer of Letters of Credit to a particular Borrower or Borrowers hereunder or for use in a particular jurisdiction.

      "L/C Commitment" means $50,000,000 no more than $40,000,000 of which shall be in use in the form of Financial Letters of Credit, in each case as the same may be reduced pursuant to Section 3.6 hereof and provided that (i) the L/C Commitment shall never exceed the Activated Commitments as from time to time outstanding and (ii) the L/C Commitment is a part of, and not additive to, the Activated Commitments.

      "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

      "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

      "Lenders" shall mean Harris Trust and Savings Bank and all other lenders becoming parties hereto pursuant to Section 11.18 hereof.

      "Letter of Credit" is defined in Section 1.3(a).

      "Leverage Ratio" means, as of any time the same is to be determined, the ratio of (x) Senior Debt to (y) the sum of Senior Debt and Adjusted Tangible Net Worth.

      "Lien" means any mortgage, lien, pledge, charge or security interest of any kind or nature (whether fixed or floating or of any ambulatory or non-crystallized nature or otherwise) in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

      "Loan Documents" means this Agreement, the Revolving Credit Notes, the L/C Documents, the Guarantees, the Intercreditor Agreement and the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

      "Material Adverse Effect" means, with respect to any act, omission or occurrence, any of the following consequences in the reasonable judgment of the Required Lenders:

            (a)   The material  impairment of the ability of the Company or of
the Company       and the Guarantors  taken as a whole to pay or perform their
obligations under or pursuant       to the Loan Documents;
            (b)   Any  material  adverse  change in the  assets,  liabilities,
financial condition,    operations  or business  prospects  of the Company and
its Restricted Subsidiaries taken as      whole, or;
            (c) any material impairment in the right of the Company and its Restricted Subsidiaries taken as whole to carry on their business substantially as now conducted.

      "MES Revolving Credit Agreement" means the Revolving Credit Agreement dated as of December 14, 1994 among the Company, MES Holdings Corporation and the lenders party thereto, as amended.

      "Modified Net Worth" means Tangible Net Worth computed on a consolidated basis for DYN and its Restricted Subsidiaries plus any amount by which such Tangible Net Worth was reduced as a result of clause (i) of the definition of that term less (or plus in the event the following calculation yields a negative number) the amount by which all amounts owing DYN and its Restricted Subsidiaries (other than ordinary trade accounts payable) from the Company and its other Restricted Subsidiaries exceeds all amounts owing the Company and such other Restricted Subsidiaries (other than ordinary trade accounts payable) from DYN and its Restricted Subsidiaries. The phrase "ordinary trade accounts payable" shall only include accounts payable of the type which the party in question customarily incurs to unaffiliated third parties and which are payable on ordinary industry terms.

      "Net Income" for any period means the net income of the Company and the Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP and, without limiting the foregoing, after deduction from gross income of all expenses and provisions, including provisions for taxes on or measured by income, but excluding any gains or losses on the sale or other disposition of investments or fixed or capital assets (except that the gain on the sale of the Water Companies shall be included in Net Income), any extraordinary gains and losses, any taxes on such excluded gains, and any tax deductions or credits on account of any such excluded losses.

      "Obligations" shall mean any and all indebtedness, obligations and liabilities of the Borrowers and any of them to the Lenders or any of them or the Agent or Issuers now or hereafter arising hereunder or under any of the other Loan Documents.

      "Percentage" means, for each Lender, the percentage of the Activated Commitments represented by such Lender's Activated Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

      "Performance Guarantees" means, in respect of the Company or any of the Restricted Subsidiaries, contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of the Company, any Restricted Subsidiary, any joint venture of which the Company or a Restricted Subsidiary is a member or Unique Construction Company for the benefit of surety companies or for the benefit of others to induce such others to forego the issuance of a surety bond in their favor.

      "Performance Letters of Credit" means a Letter of Credit that, as reasonably determined by the Agent, assures that the applicable Borrower will fulfill a contractual non-financial obligation, that is, an obligation that does not entail the payment of money.

      "Person" shall mean any person, firm, corporation partnership, joint venture or other entity.

      "Property" shall mean, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

      "Required Lenders" shall mean at any time Lenders whose Commitments aggregate 66-2/3% or more of the total Commitments or if at the time no Commitments are outstanding, Lenders holding 66-2/3% or more of the aggregate outstanding principal balance of the Revolving Credit Notes and the credit risk with respect to the Letters of Credit.

      "Restricted Subsidiaries" means those Subsidiaries designated as such on Schedule 5.2 hereof and all other Subsidiaries becoming Restricted Subsidiaries pursuant hereto. Designated Foreign Restricted Subsidiaries are Restricted Subsidiaries.

      "Revolving Credit Notes" shall mean the Revolving Credit Notes (including notes issued pursuant to Section 11.18 hereof) and "Revolving Credit Note" shall mean any of the Revolving Credit Notes.

      "Revolving Loans" is defined in Section 1.2 hereof.

      "Series A Notes" means the Company's 7% Senior Secured Notes due 1997 and all "payment in kind" obligations incurred in connection therewith.

      "Series C Indenture" means the Indenture dated as of December 15, 1994 by and between the Company, MES Holdings Corporation and Fleet Bank of Connecticut (formerly known as Shawmut Bank Connecticut, N.A.) as amended and modified from time to time.

      "Series C Notes" means the 11 percent Series C Notes of the Company due 2001 issued pursuant to the terms of the Series C Indenture together with any "payment in kind" obligations or securities issued pursuant thereto.

      "Senior Debt" means all Indebtedness for Borrowed Money of the Company and/or the Restricted Subsidiaries other than Subordinated Debt.

      "Sublimits" means (i) the limitations placed upon the amount of the Activated Commitments which may be utilized by either the Company or DYN pursuant to Section 1.4 hereof and (ii) any other limitations and restrictions, whether now existing or hereafter arising, placed by the Company and the Lenders on the portion of the Activated Commitments or of any type of Credit Utilization thereunder, which may be availed of by a particular Borrower.

      "Subordinated Debt" means the Series C Notes and any other Indebtedness for Borrowed Money of the Company which is (i) on terms (including maturity and interest rate) acceptable to the Required Lenders and (ii) subordinated to the prior payment in full of the Obligations pursuant to written subordination provisions approved by the Required Lenders.

      "Subsidiary" means, as to any particular parent corporation, (i) any other corporation at least 51% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or by any one or more other corporations or other entities which are themselves subsidiaries of such parent corporation, and (ii) any corporation organized under the laws of and conducting business primarily in a jurisdiction which is not part of the United States of America, the United Kingdom or Canada which would meet the requirements of clause (i) if at least 51% of its Voting Stock was owned as required by clause (i) and such ownership percentage is not less than 39%, the Company or a Subsidiary meeting the requirements of clause (i) has effective control over such corporation and such entity is accounted for for all purposes of this Agreement using the equity method of accounting.

      "Tangible Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital, warrants and retained earnings but after deducting treasury stock and, excluding minority interests in Restricted Subsidiaries) which would appear on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (ii) the write-up of assets above cost, other than write-ups of assets to fair market value in connection with acquisitions as permitted by GAAP.

      "Termination Date" means June 19, 1999 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.6, 8.2 or 8.3 hereof or such later date to which the Commitments are extended pursuant to Section
11.16 hereof.

      "Tranche B Activation Date", "Tranche C Activation Date" and "Tranche D Activation Date" means, respectively, the date of the relevant activation of the Commitments pursuant to Section 6.3 hereof.

      "Unrestricted Subsidiaries" means those Subsidiaries designated as such on Schedule 5.2 hereof.

      "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) on the date on which a computation thereof is to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

      "U.S. Dollars" or "$" means lawful currency of the United States of America.

      "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

      "Water Companies" means Jamaica Water Supply Company and Sea Cliff Water Company.

      "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.

      "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries within the meaning of this definition.

      Section 9.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. SECTION 10. THE AGENT AND THE ISSUERS

      Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders acknowledge and agree that the Agent and the Issuers are not a trustee or other fiduciary for them. The Agent or an Issuer may resign at any time by sending twenty (20) days prior written notice to the Borrowers and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Borrowers and the Lenders. In the event of any such resignation or removal, the Required Lenders may appoint a new agent or issuer after consultation with the Borrowers (which nonetheless shall be bound by the decision of the Required Lenders in their sole discretion), which shall succeed to all the rights, powers and duties of the Agent or applicable Issuer (but only as to Letters of Credit issued by the new Issuer) hereunder and under the other Loan Documents. Any resigning or removed Agent or Issuer shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent or issuer hereunder, but no successor Agent or Issuer shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers and Guarantors shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

      Section 10.2. Rights as a Lender. The Agent and the Issuers have and reserve all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though they were not the Agent or an Issuer and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent and Issuers in their individual capacities as Lender.

      Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent and the Issuers make no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Revolving Credit Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Company in computing the Borrowing Base. Neither the Agent nor the Issuers nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent and the Issuers shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by them to be authorized to act on behalf of any Borrower), unless they have actual knowledge of the untruthfulness of same. The Agent and the Issuers may execute any of their duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent and the Issuers shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and their duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent and the Issuers shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent and the Issuers shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Revolving Credit Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent, the Issuers or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and the Guarantors and the Agent and Issuers shall have no liability to any Lender with respect thereto.

      Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Agent and the Issuers for all costs and expenses suffered or incurred by them or any security trustee in performing their duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon them hereby or thereby, to the extent that they are not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent or an Issuer for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

      Section 10.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, the Issuers and their directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

      Section 10.6. Conflict. In the event of a conflict between the provisions of this Section 10 and the provisions of any Collateral Document regarding the rights, duties and obligations of the Agent, the provisions of this Section 10 shall govern.

SECTION 11. MISCELLANEOUS.

      Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by each Borrower and each Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes (but not withholdings) on the recipient imposed by a jurisdiction where it is domiciled or has an established place of business) imposed by or within the jurisdiction in which such Borrower or such Guarantor is domiciled, any jurisdiction from which such Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest the Borrowers shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Borrowers or any Guarantor pay any such taxes, penalties or interest, they shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Lender or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrowers or any Guarantor and evidenced by such a tax receipt, such Lender or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrowers or such Guarantor as applicable, such amount as such Lender or Agent reasonably determines is attributable to such deduction or withholding and which will leave such Lender or Agent (after such payment) in no better or worse position than it would have been in if the Borrowers or Guarantors had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Lender and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

            (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the
Code) shall submit to the Borrowers and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly othrough the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Revolving Loans.

            (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. If any Lender can avoid the effect of any such change in law, regulation or treaty or in the application or interpretation thereof, whether by changing its lending office or otherwise, it undertakes to do so if the same can be accomplished without disadvantage to it. If some, but not all, of the Lenders are affected by a change of the type described herein, such Lender agrees that it will at the request of the Company assign its Obligations to another Lender under and pursuant to the conditions set forth in
Section 11.18 hereof.

      Section 11.2. Holidays. If any payment of principal or interest on any of the Revolving Credit Notes or any fees shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the States of Illinois,
(i) interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such succeeding Business Day.

      Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent, any Issuer or any Lender or on the part of the Agent, any Issuer or any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent, the Issuers, Lenders and of the holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      Section 11.4. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders;
provided, however, that without the written consent of each Lender no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or reduce the interest rate applicable to or extend the maturity of its Revolving Credit Note or reduce the amount of the principal, interest, fees or other amounts to which it is entitled hereunder or release any guaranty of any Obligations (except for the releases and discharges required by the Intercreditor Agreement) or release all or any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition thereof or as otherwise provided in the Collateral Documents) or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Agents' or Issuer's protective provisions shall be effective without the prior written consent of the Agent and the Issuers.

      Section 11.5. Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording or filing or release of the Loan Documents or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto or assignments pursuant hereto, including the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, insurance or other fees, costs and taxes incident to perfecting a Lien upon the collateral security for the Revolving Credit Notes and the other Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Issuers, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of the Loan Documents, and all reasonable costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Collateral Documents in connection with assignments contemplated by Section 11.18 hereof if counsel to the Agent believes such supplements to be appropriate or desirable. The Borrowers agree to indemnify and save the Lenders, the Issuers, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders, the Issuers or the Agent in connection with any action, suit or proceeding brought against the Agent or the Issuers, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

      Section 11.6. Stamp Taxes. The Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

      Section 11.7. Survival of Representations and Indemnities. All representations and warranties made herein or any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. All indemnities and other provisions relative to reimbursement to the Agent, the Issuers and the Lenders of amounts sufficient to protect the yield of the Agent, the Issuers and the Lenders with respect to the Loans and Letters of Credit, shall survive the termination of this Agreement and the payment of the Obligations.

      Section 11.8. Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

      Section 11.9. Addresses for Notices. Unless specifically provided otherwise hereunder, all communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or three days after being deposited in the United States mail addressed, if to any Borrower, in each case to such Borrower in care of the Company at 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, Attention: Chairman of the Board and President, and if to the Lenders at their addresses as shown on the signature pages hereof or on any Assignment Agreement, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 11.9.

      Section 11.10. Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

      Section 11.11. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

      Section 11.12. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or other Loan Documents invalid or unenforceable.

      Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      Section 11.14. Binding Nature and Governing Law. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Revolving Credit Notes. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. No Borrower may assign its rights hereunder without the written consent of the Lenders.

      Section 11.15. Entire Understanding. This Agreement, together with the other Loan Documents and any agreements between the Company and the Agent concerning fees, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

      Section 11.16. Extensions of the Commitments. Not less than 60 days or more than 120 days prior to the then effective Termination Date, the Company (acting on behalf of the Borrowers pursuant to Section 1.6 hereof) may advise the Agent in writing of its desire to extend the Termination Date for an additional 12 months (but not beyond June 19, 2001) and the Agent shall promptly notify the Lenders of each such request; provided not more than one such request for the extension of the Termination Date may be made in any one calendar year. In the event that the Lenders are agreeable to such extension (it being understood that any Lender may accept or decline such a request in its sole discretion and on any terms such Lender may elect), the Borrowers, the Lenders, the Guarantors and the Agent shall enter into such documents as the Agent may reasonably deem necessary or appropriate to reflect such extension and to assure that all extensions of credit pursuant to the Commitments as so extended are secured by the Liens of the Collateral Documents and guaranteed by the Guarantees, all costs and expenses incurred by the Agent in connection therewith to be paid by the Borrowers.

      Section 11.17. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other financial institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder and (iv) the Borrowers shall not be responsible for the costs incurred by any Lender in connection with such participations.

      Section 11.18. Assignment Agreements. Each Lender may, from time to time upon at least five Business Days' notice to the Agent, assign to other financial institutions all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Revolving Credit Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make Revolving Loans and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment, Revolving Loans, Revolving Credit Note and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the assigning Lender shall assign all of its Commitment, Revolving Loans, Revolving Credit Note and interests in the Letters of Credit or the aggregate amount thereof being assigned pursuant to each such assignment (determined as of the effective date of the relevant
Assignment Agreement) shall be an amount which shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Company (which is acting on its own behalf and pursuant to Section 1.6 hereof on behalf of the Borrowers as well) must each consent, which consent shall not be unreasonably withheld (provided that the Company may withhold its consent to an assignment by the Agent in its sole discretion if after giving effect thereto the Agent would have an Activated Commitment, computed prior to giving effect to any reductions or terminations of the Activated Commitments, of less than $25,000,000) and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement and (v) the assigning Lender (other than the Lenders party hereto as of the date hereof) must pay to the Agent a processing and recordation fee of $3,000. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall each execute and deliver a Revolving Credit Note to the assignee Lender, (all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of the Loan Documents) and if the assignment is of the full Commitment of the assigning Lender, the assignor Lender shall thereupon return the Revolving Credit Notes theretofore issued to it to the Company marked "canceled." If an assignor is an Issuer its rights and obligations as Issuer shall be unaffected by any assignment.

      Section 11.19. Terms of Collateral Documents not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

      Section 11.20.    PERSONAL JURISDICTION and Jury Trial Waives.

      (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), the AGENT, THE LENDERS AND THE BORROWERS AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY (AND EACH OF
THEM FOR THE BENEFIT OF THE OTHERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF) THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, Illinois, BUT EACH OF THE AGENT, THE LENDERS AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

      (b) OTHER JURISDICTIONS. THE BORROWERS AGREE THAT THE AGENT, AND each OF THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION OR JURISDICTION TO ENABLE THE AGENT OR ANY LENDER TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY LENDER AND, WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, EACH BORROWER AGREES THAT THE AGENT OR ANY LENDER SHALL BE ENTITLED TO COMMENCE PROCEEDINGS (WHETHER FOR THE PURPOSE OF OBTAINING OR ENFORCING ANY ORDER OR JUDGMENT OR OTHERWISE HOWSOEVER) IN THE COURTS OF THE JURISDICTIONS WHERE SUCH BORROWER OR ANY OF ITS PROPERTY IS LOCATED.

      (c) Jury Trial Waiver. The Borrowers, the Agent, and each Lender hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

      Section 11.21. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement or the L/C Documents shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent, Issuer or Lender entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrowers not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

      Section 11.22. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower on the Obligations in the currency expressed to be payable herein or in an Application or under the Revolving Credit Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due to the Agent, any Issuer or any Lender on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Agent, such Issuer or such Lender, as applicable, of any sum adjudged to be so due in such other currency, the Agent, such Issuers or such Lender, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Agent, such Issuers or such Lender in the specified currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, such Issuers or such Lender, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to the Agent, such Issuer or such Lender in the specified currency, the Agent, such Issuer or such Lender, as the case may be, agrees to remit such excess to the Borrowers.

      Section 11.23. One Lender. If and so long as Harris Trust and Savings Bank is the only Lender hereunder, Harris Trust and Savings Bank shall have all the rights, powers and privileges afforded the Agent, the Lenders, the Required Lenders and the Issuers hereunder and under the other Loan Agreements.

      Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

                   Dated as of this 19th day of June, 1996.
                                                EMCOR GROUP, INC.

                                                By:  /s/ Frank T. MacInnis


Its:________________________

                                                DYN SPECIALTY CONTRACTING INC.

                                                By:  /s/ Jeffrey M. Levy


Its:________________________

      Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

      Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Credit Agreement, the Revolving Credit Notes or the Collateral Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.7 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.7 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, with interest to the extent payable by the payor. In the event any amount paid to an Issuer under the Applications shall ever be recovered from such Issuer, each Lender shall reimburse such Issuer for its pro rata share of the amount so recovered with interest to the extent payable by the Issuer. Amount and Percentage of
Commitment:

                                          HARRIS TRUST AND SAVINGS BANK
$100,000,000.00
(100.0%)
                                          By:  /s/ Wes W. Frangul
                                                 Vice President

                                          111 West Monroe Street
                                          Chicago, Illinois  60690
                                          Attention:  Wes Frangul

                                  Exhibit A

                            Revolving Credit Note

                                                       _________________, 1996

      For value received, the undersigned, _____________________, a ________________ corporation ("Borrower"), hereby promises to pay to the order of _______________________________________________ (the "Lender") on the
Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in the currency of each Loan evidenced hereby in accordance with Section 1 of the Credit Agreement, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in the Credit Agreement.

      The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, any repayment of principal and interest and the principal balances from time to time outstanding hereon, and the currency in which made, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Revolving Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

      This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of June 19, 1996, among the Borrowers, Harris Trust and Savings Bank, as Agent, and the Lenders from time to time party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

      This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

      This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

      The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral herefor. The Borrower hereby waives presentment for payment and demand.

                                          ------------------------------------


                                          By:_________________________________


Its:______________________________

                                  Exhibit B

                          Form of Opinion of Counsel


                           __________________, 1996


Harris Trust and Savings Bank, as Agent
Chicago, Illinois

Lenders from time to time party to the
  Credit Agreement hereinafter identified

Gentlemen:

      We have served as counsel to EMCOR Group, Inc., a Delaware Corporation (the "Company"), DYN Specialty Contracting Inc., a Virginia corporation ("DYN", the Company and DYN being hereinafter referred to as the Borrowers) and the corporations listed on Exhibit A hereto (the "Guarantors") in connection with a revolving credit facility being made available by you to the Borrowers. This opinion is delivered to you at the request of the Borrowers pursuant to Section
6.2 of the Credit Agreement dated as of _______________ between you and the Borrowers (the "Credit Agreement") and capitalized terms used without definition below have the meanings ascribed to them in the Credit Agreement.

      As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the Loan Documents described on Exhibit B attached hereto. We have also examined and are familiar with:

            (i) A copy of the articles of incorporation of each of the Borrowers and Guarantors, each certified within ____ days hereof by the Secretary of the State of incorporation of each such Borrower and Guarantor;

            (ii) Certificates dated as of a date no earlier than ___ days prior to the date hereof from the Secretary of the States of incorporation of the Borrowers and Guarantors and in each other state where any of the Borrowers or Guarantors is licensed or qualified to do business, as to the good standing of each such corporation in those states;

            (iii) A copy of the by-laws of each of the Borrowers and Guarantors certified by the Secretary of such corporation as being the by-laws of such corporation in effect at all times since ____________, 19___;

            (iv) Copies of certain resolutions adopted by the board of directors [and the stockholders] of each Borrower and Guarantor, certified by the Secretary of such Borrower or Guarantor; and

            (v)   [Identify   any  other   matters  or  items   pertaining  to
organization,     authority and good standing;]

and we have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed. As to questions of fact relevant to the opinions stated herein, we have relied upon information obtained from the officers of each Borrower and Guarantor and other sources believed by us responsible, and, with your permission, we have assumed, without independent investigation, the accuracy of such information.

      In rendering the opinions expressed below, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for such opinions. We have assumed the genuineness of all signatures (other than those of any Borrowers and Guarantors), the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for our examination.

      Based upon the foregoing, we are of the opinion that:

            1. Each Borrower and Guarantor is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation with full and adequate corporate power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in each jurisdiction wherein the conduct of its business or the assets and Properties owned or leased by it require such licensing or qualification.

            2. Each Borrower has full right, power and authority to borrow and apply for Letters of Credit from you, each Guarantor has full right, power and authority to guarantee all of the indebtedness, obligations and liabilities of the Borrowers to you, and the Borrowers and the Guarantors each have full right, power and authority to mortgage, pledge, assign and otherwise encumber their assets and properties as collateral security for such borrowings, letter of credit liabilities and guarantees, to execute and deliver the Loan Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Loan Documents executed by the Borrowers and Guarantors does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the articles of incorporation, charter or by-laws of any of the Borrowers and Guarantors (there being no other agreements under which any of the Borrowers are organized) or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting any of the Borrowers or Guarantors or any of their respective properties or assets.

            3. The Loan Documents executed by the Borrowers and Guarantors have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the proper officers of each Borrower and Guarantor and constitute valid and binding agreements of each Borrower and Guarantor enforceable against them in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal or equitable principles affecting or limiting the enforcement of creditors' rights generally.

            4. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents or the observance and performance by each Borrower and Guarantor of any of the terms thereof.

            5. To the  best of our  knowledge  after  due  inquiry,  there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting any Borrower or Guarantor or any of their respective assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of any Borrower or Guarantor or in the value of the collateral security for your loans and other credit accommodations to the Borrowers.

            6. The Revolving Loans and L/C Obligations of the Company will constitute "Senior Indebtedness" for purposes of the Series C Indenture.

[We note that many of the Loan Documents provide that they are governed by the laws of Illinois. For purposes of our opinion as to the enforceability of such Loan Documents, we have with your permission assumed that the laws of Illinois do not differ in any respect pertinent to such opinion from the laws of _____________.]

                                          Respectfully submitted,

                                  Exhibit A
                                The Guarantors

                                  Exhibit B

      (a) Credit Agreement by and between the Borrowers and Harris Trust and Savings Bank ("Harris"), individually and as agent (Harris acting in its capacity as agent being herein referred to as the "Agent");

      (b) Revolving Credit Note of the Company payable to the order of Harris in the principal sum of $________________;

      (c) Revolving Credit Note of DYN payable to the order of Harris in the principal sum of _____________________;

      (d)   Guarantees from ______________ to the Agent;

      (e)   Pledge Agreements from ______________, to the Agent;

      (f)   Security Agreements from _______________ to the Agent;

[NOTE: Other Collateral Documents to be added.]

The foregoing documents are herein collectively referred to as the "Loan Documents".

                                  EXHIBIT C

                              EMCOR GROUP, INC.
                          BORROWING BASE CERTIFICATE

TO: Harris Trust and Savings Bank as Agent under, and the Lenders party to, the Credit Agreement described below

     Pursuant to the terms of the Credit Agreement dated as of __________, 1996 among us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate. Any capitalized terms used herein without definition shall have the same meanings as such terms have in the Credit Agreement.



                              I. BORROWING BASE

A.    BORROWING BASE

      1.    Gross accounts

               DYN                               ____________
               EMCOR EX DYN                      ____________       ____________
                                                                           A1

      2.    Ineligible accounts identified
            in Credit Agreement

               DYN                              ____________
               EMCOR EX DYN                     ____________        ____________
                                                                           A2

      3.    Claims/disputed amounts not
            included in A2                                          ____________

               DYN                              ____________
               EMCOR EX DYN                     ____________        ____________
                                                                           A3

      *4.   DYN Sublimit

               DYN Net  Worth                   ____________
               Less Net Due to DYN
               or plus Net Due from DYN         ____________
               Total                            ____________
               DYN Sublimit (66-2/3% of
               total)                           ____________
                                                                   -------------
                                                                           A4

      5.    Borrowing Base

               EMCOR EX DYN (A1 minus A2
                   and A3) x .4                 ____________
            DYN (Lesser of A1 minus A2 and
                  A3 x .4 or A4)                ____________
                                                                    ------------
                                                                           A5

B.    ADVANCES/AVAILABILITY (SHORTFALL)

      1.    Revolving Loans                     ____________
                                                     B1

      2.    Letters of Credit                   ____________
                                                     B2

      3.    Total Advances (sum of
            line B1 and B2)                                         ____________
                                                                           B3

      4.    Borrowing Base
            (line A5)                                               ____________
                                                                           B4
      5.    Unused Availability
            (B3 minus B4)                                           ____________
                                                                           B5


Dated as of this ____ day of ______________, 19___.

                                          EMCOR GROUP, INC.
                                          By:_________________________________


Its______________________________

- ------------------
*Eliminate DYN Sublimit Restrictions after the Consolidation Date

                                  EXHIBIT D

                              EMCOR GROUP, INC.

                            COMPLIANCE CERTIFICATE

                       FOR THE MONTH ENDING __________


To:   Harris Trust and Savings Bank
      as Agent under, and the Lenders
      party to the Credit Agreement
      described below

      This Compliance Certificate is furnished to the Lenders pursuant to the requirements of Section 7.5 of the Credit Agreement dated as of June 19, 1996, by and between EMCOR Group, Inc., a Delaware corporation (the "Company"), DYN Specialty Contracting Inc., a _____________ corporation ("DYN") and Harris Trust and Savings Bank as agent thereunder (the "Agent") and the Lenders named therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.    I am the duly elected ______________ of the Company;

      2. We have reviewed the terms of the Credit Agreement and we have made, or have caused to be made under our supervision, a detailed review of the transactions and conditions of the Borrowers and Restricted Subsidiaries during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

      3. The examinations described in paragraph 2 did not disclose, and we have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default at any time during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth immediately below;

      4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the dates and for the periods covered thereby; and

      5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. 1

      6. Also attached hereto is a summary of accounts over $1,000,000 in litigation, mediation or arbitration.*

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:
                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------

      The foregoing certifications,  together with the computations set forth in
Schedule I attached hereto and the financial statements furnished concurrently with this Certificate in support hereof, are made and delivered as of this ______ day of _______________, 19___.

                                          EMCOR GROUP, INC.


                                       By:_______________________________
                                     Title:______________________________



                                                     (Type or Print Name)


*Include Only Quarterly.

                                  SCHEDULE I

                              EMCOR GROUP, INC.

                           COMPLIANCE CALCULATIONS
                FOR __________________, 1996 CREDIT AGREEMENT

                   CALCULATIONS AS OF _______________, 19__

- ------------------------------------------------------------------------------

A.    Adjusted Tangible Net Worth (Section 7.6)
                          [Calculations to follow.]

B.    Leverage Ratio (Section 7.7)
                          [Calculations to follow.]

C.    Interest Coverage Ratio (Section 7.8)
                          [Calculations to follow.]

D.    Current Ratio (Section 7.9)
                          [Calculations to follow.]

D.    Capital and Other Restricted Expenditures (Section 7.13)
                          [Calculations to follow.]

E.    Applicable Margin (Senior Debt to EBITDA)
                          [Calculations to follow.]

                                  EXHIBIT E

                          ASSIGNMENT AND ACCEPTANCE

                         Dated _____________, 19_____

      Reference is made to the Credit Agreement dated as of _______________, 1996 (the "Credit Agreement") among EMCOR Group, Inc., the other Borrowers, the Lenders (as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement
are        used        herein        with        the        same        meaning.
_____________________________________________________   (the   "Assignor")   and
_________________________ (the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations, if any.

      2. The Assignor (i) represents and warrants that as of the date hereof (A) its Commitment is $____________, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and currencies for such Revolving Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________ and a description of the expiry date, amount and account party for such L/C Obligations is also attached as Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

      3. The Assignee (i) confirms that it has received copies of the Credit Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Sections 7.5(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

      4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in federal funds an amount equal to the percentage specified in Section One of the balance of Revolving Loans outstanding on such date. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

      5. The effective date for this Assignment and Acceptance shall be _____________, 19___(the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance and to the Agent for acceptance and recording by the Agent.

      6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

      8. In accordance with Section 11.18 of the Credit Agreement, the Assignee requests and directs that the Agent prepare and cause the Borrowers to execute and deliver to the Assignee Revolving Credit Notes payable to the Assignee.

      9.    This   Assignment  and  Acceptance   shall  be  governed  by,  and
construed in accordance with, the laws of the State of Illinois.

[ASSIGNOR LENDER]


                                       By:_____________________________________

                                     Title:____________________________________

                                          [ASSIGNEE LENDER]


                                       By:_____________________________________
                                     Title:____________________________________

                                          Lending   Office   (and   address  for
                                            notices):



Accepted and consented this
____ day of ___________, 19__

EMCOR GROUP, INC.


By:____________________________
Title:_________________________


DYN SPECIALTY CONTRACTING INC.


By:____________________________
Title:_________________________


Accepted and consented to by the Agent this _______ day of ___________, 19__

HARRIS TRUST AND SAVINGS BANK


By:____________________________
Title:_________________________

                                      --
                                  SCHEDULE I
                               REVOLVING LOANS

                  Borrower to Whom     Type of      Interest   Currency if other
Principal Amount   Loan Disbursed   Revolving Loan    Rate     than U.S. Dollars
- ----------------   --------------   --------------    ----     -----------------










                               LETTER OF CREDIT
                                                             Currency if
                                                              other than
  Account Party        Face Amount        Expiry Date        U.S. Dollars
  -------------        -----------        -----------         ----------

                                 SCHEDULE 4.2

                                THE GUARANTORS

                              INITIAL GUARANTORS



                                JURISDICTION OF    PERCENTAGE        OWNER
            NAME                 INCORPORATION     OWNERSHIP
- -------------------------------------------------------------------------------------


EMCOR Group, Inc.

DYN Specialty Contracting Inc.       Virginia        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services, Inc.

Dynalectric Company                   Florida        100%      DYN Specialty
                                                               Contracting, Inc.

Dynalectric Company of Nevada         Nevada         100%      DYN Specialty
                                                               Contracting, Inc.

Contra Costa Electric, Inc.         California       100%      DYN Specialty
                                                               Contracting, Inc.

B&B Contracting and Supply Company     Texas         100%      DYN Specialty
                                                               Contracting, Inc.

KDC, Inc.                           California       100%      DYN Specialty
                                                               Contracting, Inc.

EMCOR Mechanical/Electrical          Delaware        100%      MES Holdings Corp.
Services, Inc.

EMCOR Mechanical/Electrical          Delaware        100%      EMCOR
Services (East), Inc.                                          Mechanical/Electrical
                                                               Services, Inc.

Heritage Air Systems, Inc.           New York        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (East), Inc.

Welsbach Electric Corp.              Delaware        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (East), Inc.

Forest Electric Corp.                New York        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (East), Inc.

Welsbach Electric Corp. of L.I.      New York        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (East), Inc.

Penguin Maintenance and Services     Delaware        100%      EMCOR
Inc.                                                           Mechanical/Electrical
                                                               Services (East), Inc.

EMCOR/Penguin Air Conditioning       New York        100%      EMCOR
Corp.                                                          Mechanical/Electrical
                                                               Services (East), Inc.

J.C. Higgins Corp.                   Delaware        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (East), Inc.

EMCOR Mechanical/Electrical          Delaware        100%      EMCOR
Services (Midwest), Inc.                                       Mechanical/Electrical
                                                               Services, Inc.

JWP/Hyre Electric Co. of Indiana,    Delaware        100%      EMCOR
Inc.                                                           Mechanical/Electrical
                                                               Services, Inc.

EMCOR Midwest, Inc.                  Delaware        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (Midwest),
                                                                       Inc.

Gibson Electric Co., Inc.           New Jersey       100%      EMCOR Midwest, Inc.

EMCOR Mechanical/Electrical          Delaware        100%      EMCOR
Service (West), Inc.                                           Mechanical/Electrical
                                                               Services, Inc.

University Mechanical &             California       100%      EMCOR
Engineering Contractors, Inc.                                  Mechanical/Electrical
                                                               Services (West), Inc.

T.L. Cholette, Inc.                  Michigan        100%      University Mechanical
                                                               & Engineering
                                                               Contractors, Inc.

University Mechanical &               Arizona        100%      University Mechanical
Engineering Contractors, Inc.                                  & Engineering
                                                               Contractors, Inc., a
                                                               California corporation

Hansen Mechanical Contractors,        Nevada         100%      University Mechanical
Inc.                                                           & Engineering
                                                               Contractors, Inc., a
                                                               California corporation

Trautman & Shreve, Inc.              Colorado        100%      University Mechanical
                                                               & Engineering
                                                               Contractors, Inc., a
                                                               California corporation

EMCOR Mechanical/Electrical          Delaware        100%      EMCOR
Services (South), Inc.                                         Mechanical/Electrical
                                                               Services, Inc.

EMCOR Gowan, Inc.                      Texas         100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (South) Inc.

EMCOR International, Inc.            Delaware        100%      MES Holdings
                                                                Corporation

Inte-Fac Corp                        New York        100%      EMCOR
                                                               Mechanical/Electrical
                                                               Services (East), Inc.

EMCOR Facilities Services, Inc.      Delaware        100%      MES Holdings
                                                                Corporation

MES Holdings Corporation             Delaware        100%      EMCOR Group, Inc.


                 TO BE PROVIDED BY TRANCHE B ACTIVATION DATE



                                    JURISDICTION OF    PERCENTAGE           OWNER
            NAME                     INCORPORATION     OWNERSHIP
- -------------------------------------------------------------------------------------------

EMCOR (UK) Limited                        UK              100%      EMCOR International
                                                                    Inc.

Drake & Scull Engineering Ltd.            UK              100%      EMCOR (UK) Limited

Drake & Scull  Airport Services           UK              100%      Drake & Scull
Ltd.                                                                Engineering Ltd.

Drake & Scull Technical Services          UK              100%      Drake & Scull
Ltd.                                                                Engineering Ltd.

Drake & Scull Engineering (UK)            UK              100%      Drake & Scull
Limited                                                             Engineering Ltd.

Drake & Scull International, Ltd.         UK              100%      Drake & Scull
                                                                    Engineering Ltd.

Drake & Scull (Scotland) Ltd.             UK              100%      EMCOR (UK) Limited

HKW Consultancy Ltd.                      UK              100%      EMCOR (UK) Limited

Drake & Scull Holdings Ltd.               UK              100%      EMCOR (UK) Limited

DSC Building Ltd.                         UK              100%      Drake & Scull
                                                                    Holdings Ltd.

Del Commerce (Contract Services)          UK              100%      Drake & Scull
Ltd.                                                                Holdings Ltd.

JWP Leasing (UK) Ltd.                     UK              100%      EMCOR (UK) Limited

Heritage Air Systems Ltd.                 UK              100%      EMCOR (UK) Limited


                 TO BE PROVIDED BY TRANCHE C ACTIVATION DATE


                               JURISDICTION OF   PERCENTAGE           OWNER
            NAME                INCORPORATION     OWNERSHIP
- -------------------------------------------------------------------------------------------

JWP NRO Holdings, Inc.             Canada            100%           EMCOR International
                                                                    Inc.

EMCOR Canada Ltd.                  Canada            100%           EMCOR International
                                                                    Inc.

Comstock Canada, Ltd.              Canada            100%           EMCOR International
                                                                    Inc.


                                 SCHEDULE 5.2

                               THE SUBSIDIARIES

                           RESTRICTED SUBSIDIARIES



                                    JURISDICTION OF    PERCENTAGE     OWNER
            NAME                     INCORPORATION     OWNERSHIP
- -------------------------------------------------------------------------------------------

DYN Specialty Contracting Inc.         Virginia           100%      EMCOR
                                                                    Mechanical/Electrical
                                                                    Services, Inc.

Dynalectric Company                     Florida           100%      DYN Specialty
                                                                    Contracting, Inc.

Dynalectric Company of Nevada           Nevada            100%      DYN Specialty
                                                                    Contracting, Inc.

Contra Costa Electric, Inc.           California          100%      DYN Specialty
                                                                    Contracting, Inc.

B & B Contracting and Supply             Texas            100%      DYN Specialty
Company                                                             Contracting, Inc.

KDC, Inc.                             California          100%      DYN Specialty
                                                                    Contracting, Inc.

EMCOR Mechanical/Electrical            Delaware           100%      MES Holdings Corp.
Services, Inc.

Defender Indemnity, Ltd.                Vermont           100%      EMCOR Risk Holdings,
                                                                    Inc.

EMCOR Risk Holdings, Inc.              Delaware           100%      MES Holdings Corp.

EMCOR Mechanical/Electrical            Delaware           100%      EMCOR
Services (East), Inc.                                               Mechanical/Electrical
                                                                        Services

Heritage Air Systems, Inc.             New York           100%      EMCOR Mechanical
                                                                    Electrical Services
                                                                    (East), Inc.

Welsbach Electric Corp.                New York           100%      EMCOR Mechanical
                                                                    Electrical Services
                                                                    (East), Inc.

Forest Electric Corp.                  New York           100%      EMCOR Mechanical
                                                                    Electrical Services
                                                                    (East), Inc.

Welsbach Electric Corp. of L.I.        New York           100%      EMCOR Mechanical
                                                                    Electrical Services
                                                                    (East), Inc.

Penguin Maintenance and Services       Delaware           100%      EMCOR Mechanical
Inc.                                                                Electrical Services
                                                                    (East), Inc.

Inte-Fac Corp.                         New York           100%      EMCOR Mechanical
                                                                    Electrical Services
                                                                    (East), Inc.

EMCOR/Penguin Air Conditioning         New York           100%      EMCOR Mechanical
Corp.                                                               Electrical Services
                                                                    (East), Inc.

J.C. Higgins Corp.                     Delaware           100%      EMCOR Mechanical
                                                                    Electrical Services
                                                                    (East), Inc.

EMCOR Facilities Services, Inc.        Delaware           100%      MES Holdings Corp.

EMCOR Mechanical/Electrical            Delaware           100%      EMCOR
Services (Midwest), Inc.                                            Mechanical/Electrical
                                                                    Services, Inc.

JWP/Hyre Electric Co. of Indiana,      Delaware           100%      EMCOR
Inc.                                                                Mechanical/Electrical
                                                                    Services (Midwest),
                                                                            Inc.

JWP Technical Services of Ohio,          Ohio             100%      EMCOR
Inc.                                                                Mechanical/Electrical
                                                                    Services (Midwest),
                                                                            Inc.

EMCOR Midwest, Inc.                    Delaware           100%      EMCOR
                                                                    Mechanical/Electrical
                                                                    Services (Midwest),
                                                                            Inc.

Gibson Electric Co., Inc.             New Jersey          100%      EMCOR Midwest, Inc.

Zack Power & Industrial Company        Delaware           100%      EMCOR
                                                                    Mechanical/Electrical
                                                                    Services (Midwest),
                                                                            Inc.

EMCOR Mechanical/Electrical            Delaware           100%      EMCOR
Services (West), Inc.                                               Mechanical/Electrical
                                                                    Services, Inc.

University Mechanical &               California          100%      EMCOR
Engineering Contractors, Inc.                                       Mechanical/Electrical
                                                                    Services (West), Inc.

T.L. Cholette, Inc.                    Michigan           100%      University Mechanical
                                                                    & Engineering
                                                                    Contractors, Inc., a
                                                                    California corporation

University Mechanical &                 Arizona           100%      University Mechanical
Engineering Contractors, Inc.                                       & Engineering
                                                                    Contractors, Inc., a
                                                                    California corporation

Hansen Mechanical Contractors,          Nevada            100%      University Mechanical
Inc.                                                                & Engineering
                                                                    Contractors, Inc., a
                                                                    California corporation

Trautman & Shreve, Inc.                Colorado           100%      University Mechanical
                                                                    & Engineering
                                                                    Contractors, Inc., a
                                                                    California corporation

RCV Cogeneration, Inc.                California          100%      University Mechanical
                                                                    & Engineering
                                                                    Contractors, Inc., a
                                                                    California corporation

EMCOR Mechanical/Electrical            Delaware           100%      EMCOR
Services (South), Inc.                                              Mechanical/Electrical
                                                                    Services, Inc.

EMCOR Gowan, Inc.                        Texas            100%      EMCOR
                                                                    Mechanical/Electrical
                                                                    Services (South) Inc.

EMCOR International, Inc.              Delaware           100%      MES Holdings

JWP NRO Holdings, Inc.                  Canada            100%      EMCOR International

EMCOR Canada Ltd.                       Canada            100%      EMCOR International

Comstock Canada Ltd.                    Canada            100%      EMCOR International

EMCOR (UK) Limited                        UK              100%      EMCOR International,
                                                                    Inc.

Drake & Scull Engineering Ltd.            UK              100%      EMCOR UK Limited

Drake & Scull Airport Services            UK              100%      Drake & Scull
Ltd.                                                                Engineering, Ltd.

Drake & Scull Technical Services          UK              100%      Drake & Scull
Ltd.                                                                Engineering, Ltd.

Drake & Scull Engineering (UK)            UK              100%      Drake & Scull
Limited                                                             Engineering, Ltd.

Drake & Scull International, Ltd.         UK              100%      Drake & Scull
                                                                    Engineering, Ltd.

Drake & Scull (Scotland) Ltd.             UK              100%      EMCOR (UK) Limited

HKW Consultancy Ltd.                      UK              100%      EMCOR (UK) Limited

Drake & Scull Holdings Ltd.               UK              100%      EMCOR (UK) Limited

DSC Building Ltd.                         UK              100%      Drake & Scull
                                                                    Holdings Ltd.

Del Commerce (Contract Services)          UK              100%      EMCOR UK Limited
Ltd.

H & F Kornfeld Ltd. (UK)                  UK              100%      EMCOR UK Limited

JWP Leasing (UK) Ltd.                     UK              100%      EMCOR (UK) Limited

BL Distribution Ltd.                      UK              100%      EMCOR (UK) Limited

Businessland Holdings Ltd.                UK              100%      EMCOR (UK) Limited

Heritage Air Systems Ltd.                 UK              100%      EMCOR (UK) Limited

Forest Drake & Scull Electric Ltd.        UK              100%      EMCOR (UK) Limited

MES Holdings Corporation               Delaware           100%      EMCOR Group, Inc.

JWP Technical Services                 Malaysia           100%      EMCOR International,
(Malaysia)2                                                         Inc.

JWP (Cayman Islands) Ltd.*          Caymen Islands        100%      EMCOR International,
                                                                    Inc.

NESMA EMCOR Company Ltd. (50%)*      Saudia Arabia        50%       JWP (Cayman Islands)
                                                                    Ltd.

Drake & Scull (Cayman Islands)      Caymen Islands        100%      EMCOR International,
Ltd.*                                                               Inc.

Drake & Scull Assarain (Oman)            Oman             49%       Drake & Scull (Cayman
(49%)*                                                              Islands) Ltd.

Lunar Drake & Scull Llc. (UAE)        __________          49%       Drake & Scull (Cayman
(49%)*                                                              Islands) Ltd.


                          UNRESTRICTED SUBSIDIARIES


                                    JURISDICTION OF    PERCENTAGE
               NAME                  INCORPORATION     OWNERSHIP            OWNER
- -------------------------------------------------------------------------------------------

A to Z Equipment Corp.                New York            100%      Sellco Corporation

Afgo Engineering Corporation          New York            100%      Sellco Corporation

Afgo Engineering Corp. of             Delaware            100%      Sellco Corporation
Washington

Antwerp Education Center N.V.         Belgium             100%      Sellco Corporation

AZCO Inc.                             Delaware            100%      Sellco Corporation

Businessland Canada Ltd.              Canada              100%      JWP Information
                                                                    Services Inc.

Businessland (Hong Kong) Limited      Hong Kong           100%      JWP Information
                                                                    Services Inc.

Case/Acme Systems, Inc.               New York            100%      Sellco Corporation

Computer Maintenance Corporation      New Jersey          100%      Sellco Corporation

Drake & Scull France SARL             France              100%      Sellco Corporation

E.M.A. International, Inc.            District of         100%      Sellco Corporation
                                      Columbia

Gone Inc.                             California          100%      Sellco Corporation

G/M Tech                              New York            100%      Sellco Corporation

Guzovsky/JWP Electrical Inc.          Rhode Island        100%      Sellco Corporation

Intec Business Phones Inc.            Delaware            100%      Sellco Corporation

ISYS Security Systems, Inc.           Delaware            100%      Sellco Corporation

Jamaica Water Securities Corp.        New York            100%      Sellco Corporation

Jamaica Water Supply Company          New York            96%       Jamaica Water
                                                                    Securities Corp.

JWP Voc I                             Delaware            100%      Sellco Corporation

JWP Voc II                            Delaware            100%      Sellco Corporation

JWP Asset Management Inc.             Delaware            100%      Sellco Corporation

JWP Communications Inc.               Delaware            100%      Sellco Corporation

JWP Controls Inc.                     California          100%      Sellco Corporation

JWP Controls Holding, Inc.            Delaware            100%      Sellco Corporation

JWP Credit Corp.                      Delaware            100%      Sellco Corporation

JWP E.C. Corp.                        New York            100%      Sellco Corporation

JWP Environmental Composting          Minnesota           100%      Sellco Corporation
Technologies, Inc.

JWP Equipment Services Inc.           Delaware            100%      Sellco Corporation

JWP Espana SA                         Spain               100%      Sellco Corporation

JWP France SARL                       France              100%      Sellco Corporation

JWP/Guzovsky Electrical Corp.         Massachusetts       100%      Sellco Corporation

JWP/HCII Corp.                        Delaware            100%      Sellco Corporation

JWP of Hartford, Inc.                 Connecticut         100%      Sellco Corporation

JWP Information Services, Inc.        California          100%      Sellco Corporation

JWP Information Services SARL         France              100%      Sellco Corporation

JWP/IS Network Integration            Pennsylvania        100%      Sellco Corporation
Services, Inc.

JWP Merger Sub Inc.                   Delaware            100%      Sellco Corporation

JWP New England Inc.                  Delaware            100%      Sellco Corporation

JWP/SHI Corp.                         Delaware            100%      Sellco Corporation

JWP TS Corp.                          New Jersey          100%      Sellco Corporation

Kerby Saunders, Inc.                  New York            100%      Sellco Corporation

Kerby Saunders-Warkol, Inc.           Delaware            100%      Sellco Corporation

Marlon of Texas, Inc.                 Texas               100%      Sellco Corporation

Metalair Industries, Inc.             Texas               100%      Sellco Corporation

Micro Avenue                          Belgium             100%      Sellco Corporation

MicroCom                              Belgium             100%      Sellco Corporation

North Am. Heating & Air               Delaware            100%      Sellco Corporation
Conditioning Company

Sivea Benelux                         Belgium             100%      Sellco Corporation

SLR Constructors Inc.                 New York            100%      Sellco Corporation

Superior Engineering Corporation      Utah                100%      Sellco Corporation

Sutter Hill Industries, Inc.          Illinois            100%      Sellco Corporation

Teletime Limited                      Ontario             100%      Sellco Corporation

University Cogeneration, Inc.         California          100%      Sellco Corporation

University Nuclear Systems, Inc.      Washington          100%      Sellco Corporation

Wachtel, Duklauer & Fein              New York            100%      Sellco Corporation
Incorporated

JWP Unrestricted Sub 9 Inc.           New York            100%      Sellco Corporation

Sellco Corporation                    Delaware            100%      EMCOR Group, Inc.

JWP Energy Products Inc.              Idaho               100%      EMCOR Group, Inc.

JWP/MEC Corp.                         Pennsylvania        100%      EMCOR Group, Inc.

University Energy Services of         California          100%      EMCOR Group, Inc.
California, Inc.

University Technical Services Inc.    California          100%      University Energy
                                                                    Services of California

JWP Telecom, Inc.                     Delaware            100%      EMCOR Group, Inc.

JWP Telecommunication Services        Delaware            100%      JWP Telecom, Inc.
Inc.

Standard Telecommunications, Inc.     New York            100%      JWP Telecom, Inc.

Standard Telecommunications           New Jersey          100%      JWP Telecom, Inc.
Equipment Inc.

MEC Constructors, Inc. (formerly      Delaware            100%      EMCOR Group, Inc.
JWP Pacific International, Inc.)

Jamaica Technical Trading Company     Delaware            100%      MEC Constructors, Inc.

JWP Technical Services (C.N.M.I.)     Northern            100%      MEC Constructors, Inc.
Inc.                                  Marianas

JWP Technical Services (Hong Kong     Hong Kong           100%      MEC Constructors, Inc.
Limited)

JWP Technical Services                Singapore           100%      MEC Constructors, Inc.
(Singapore) PTE Ltd.

JWP Thailand Ltd.                     Thailand            100%      MEC Constructors, Inc.

JWP Technical Services of Guam,       Delaware            50%       MEC Constructors, Inc.
Inc.

                                                          50%       University Mechanical
                                                                    & Engineering
                                                                    Contractors, Inc.

                                SCHEDULE 7.10

                                 INDEBTEDNESS

(a)   EMCOR Group, Inc. ("EMCOR")

     1. Indebtedness evidenced by the Series C Notes and the obligations existing under the indenture pursuant to which such notes are issued and the documents executed in connection therewith.

      2. Note payable to SellCo Corporation in the principal amount of $5,464,133.78.

      3. Note payable to Connecticut Development Authority in the principal amount of $180,000.


(b)   EMCOR Penguin Air Conditioning Corp.

      1.  $203,000 owed in connection with Industrial Revenue Bond financing.

(c)   Gibson Electric Co., Inc.

      1.  $74,000 note payable to Pitney Bowes Credit Corp.

(d)   EMCOR Gowan, Inc.

      1.  $808,000 payable under finance lease and purchase money mortgage.

(e)   Heritage Air Systems Limited. (U.K.)

      1.  (pound)237,500 - note bearing interest at 8% payable to Barclays Bank.

(f)   Dynalectric Company

      1.  $32,000 payable under finance leases and purchase money mortgages.

(g)   Comstock Canada, Ltd.

      1.  Canadian $2,000,000 credit facility from Canadian Imperial Bank.

(h)   U.K. Borrowing Group

     1. EMCOR (U.K.) Limited, Drake & Scull Holdings, Limited, Drake & Scull Engineering Limited, Drake & Scull Airport Services Limited, Drake & Scull Technical Services Ltd., DelCommerce (Contract Services) Limited, Heritage Air Systems Limited, Forest Drake & Scull Electric Limited, and JWP Leasing Limited (the "UK Borrowing Group") have overall credit limit of (pound)17,100,000. Each member of the UK Borrowing Group has secured the indebtedness to Barclays Bank by liens upon its assets and each member is also jointly and severally liable under these credit facilities. In addition, each member has guaranteed the obligations of each other member.

     2. The UK borrowing Group has guaranteed the obligations of its members in respect of bonds issued by Seaboard Surety Company for its members. This guarantee is secured by a lien upon the assets of each member.

(i)   University Mechanical & Engineering Contractors, Inc., an Arizona
      Corporation

      1.  $696,000 Mortgage Note.

(j)   Various EMCOR Subsidiaries

      1. $1,000,000 payable under finance leases and purchase money mortgages.

(k)   University Mechanical & Engineering Contractors Inc., a California
      Corporation

      1. Note payable to former shareholders in the principal amount of $608,000.


(l)   Lunar Drake & Scull

     1. Lunar Drake & Scull is liable in respect of its Performance Guarantees of approximately $3,500,000 from the British Bank of the Middle East.

(m)   Dynalectric Company of Nevada

      1.  $20,000 Mortgage Note.

(n)   Drake & Scull Engineering Ltd. ("D&S")

      (pound)129,000 payable in respect of finance leases.

(o)   Other

      1. The information contained in Schedule 7.11 and 7.12 is hereby incorporated herein by reference thereto.

      2. Excluded is indebtedness owing by EMCOR to its subsidiaries, by its subsidiaries to EMCOR, and by its subsidiaries to its other subsidiaries

                                SCHEDULE 7.11

                                    LIENS

(a)   EMCOR Group, Inc. ("EMCOR")

      1. Lien in favor of Connecticut Development Authority on certain equipment and furniture located at EMCOR's offices in Norwalk, CT.
         (Amount Secured - $180,000)

      2. Finance leases secured by property leased (Amount Secured - $100,000)

(b)   EMCOR Penguin Air Conditioning Corp.

      1. Lien on building and related property pursuant to Industrial Revenue Bond financing (Amount Secured - $203,000)

(c)   Gibson Electric Co., Inc.

      1. Finance leases secured by property leased and purchase money mortgage on property purchased (Amount Secured - $74,000).

(d)   EMCOR Gowan, Inc.

      1. Finance leases secured by property leased and purchase money mortgage on property purchased (Amount Secured - $808,000).

(e)   Heritage Air Systems Limited (UK) ("Heritage Limited")

      1. (pound)237,500 note secured by all assets.

(f)   Dynalectric Company

      1. Finance leases secured by property leased and purchase money mortgage on property purchased (Amount Secured - $32,000).

(g)   Dynalectric Company of Nevada

      1. $20,000 Mortgage Note on a condominium.

(h)   Comstock Canada Ltd. ("Comstock") and EMCOR Canada Ltd. ("EMCOR
      Canada")

      1. Canadian Imperial Bank has made available to Comstock a CDN $2,000,000 credit facility. The indebtedness is secured by accounts receivable of Comstock and a deposit instrument of U.S. $1,400,000 of EMCOR Canada.

(i)   U.K. Borrowing Group
      1. EMCOR (U.K.) Limited, Drake & Scull Holdings, Limited, Drake & Scull Engineering Limited, Drake & Scull Airport Services Limited, Drake & Scull Technical Services Ltd., DelCommerce (Contract Services) Limited, Heritage Air Systems Limited, Forest Drake & Scull Electric Limited, and JWP Leasing Limited (the "UK Borrowing Group") have overall credit limit of (pound)17,100,000. Each member of the UK Borrowing Group has secured the indebtedness to Barclays Bank by liens upon its assets and each member is also jointly and severally liable under these credit facilities. In addition, each member has guaranteed the obligations of each other member.

      2. The UK borrowing Group has guaranteed the obligations of its members in respect of bonds issued by Seaboard Surety Company for its members. This guarantee is secured by a lien upon the assets of each member.

(j)   University  Mechanical  &  Engineering  Contractors,  Inc.,  an Arizona
      Corporation

      1. $696,000 Mortgage Note on real estate payable to Bank of America.

(k)   Drake & Scull Engineering Ltd.

      Finance   leases   secured   by   property   leased   (amount   secured  -
      (pound)129,000).

(l)   Various EMCOR Subsidiaries

      1. EMCOR subsidiaries have obtained bonds from Seaboard Surety Company, Reliance Surety Company and its affiliates ("Reliance"), and London Guarantee. The agreements pursuant to which the bonds were issued and will be issued in the future provide that the subsidiary for which bonds are written grants liens upon its assets in favor of the bonding companies.

         In connection with the above, Reliance has liens upon the assets of Dyn Specialty Contracting, Inc., B&B Contracting and Supply Company, Dynalectric Company, Dynalectric Company of Nevada, Inc., Contra Costa Electric, Inc. and KDC Inc. and on their outstanding shares of capital stock.

         2. Miscellaneous finance leases of approximately $1,000,000.

                                SCHEDULE 7.12

                 INVESTMENTS, LOANS, ADVANCES AND GUARANTEES

      1. EMCOR Group, Inc. ("EMCOR" or "Parent") guarantees performance and payment bonds of its subsidiaries - existing and future.

      2. Parent guarantees finance leases of its subsidiaries - existing and future.

      3. University Mechanical Engineering & Contractors Inc., a California corporation ("University"), guarantees performance bonds of University Mechanical & Engineering Contractors, Inc., an Arizona corporation - existing and future.

      4. EMCOR International, Inc., Comstock Canada Ltd., JWP-NRO Holdings Inc. and Parent guarantee various performance and payment bonds of Comstock Canada, Ltd. ("Comstock") - existing and future.

      5. UK Borrowing Group has certain guarantees with respect to its members: See Schedules 7.10 and 7.11 - existing and future.

      6. Barclays Bank guaranteed a bond issued for the benefit of Drake & Scull Engineering ("D&S") by Saudi Investment Bank in the amount of approximately (pound)152,000. The bond beneficiary is Philip Holtzman & Co. Barclays Bank indemnifies Saudi Investment Bank in respect of this bond and D&S guarantees the Barclays obligation.

      7. D&S guarantees indebtedness under a credit facility between Drake & Scull Assarain LLC. and Bank Muscat Al Ahli Al Omani in an amount not to exceed 392,000 Rials Omani ($105,000).

      8. D&S guarantees indebtedness under a credit facility between Drake & Scull LLC and ABN AMRO Bank in an amount not to exceed 14,000,000 UAE Dirhams ($3,820,000).

      9. EMCOR (UK) Limited guarantees indebtedness under a credit facility between NESMA EMCOR Saudi Arabia Ltd. and the Saudi Investment Bank in an amount not to exceed 16,500,000 Rials ($4,400,000).

      10. Drake & Scull Engineering Ltd. guarantees indebtedness under a credit facility between Drake & Scull International and ANZ Grindlays Bank in an amount not to exceed 13,300,000 UAE Dirhams ($3,625,000).

      11. Parent guarantees performance and payment bonds of Unique Construction Company - existing and future.

      12. Guarantee by Parent of mortgage indebtedness of Erlanger Land Co. Inc. to The Prudential Insurance Company of America. Current amount outstanding - $5,552,000.

      13. Guarantees by Parent of any contract by U.S.A. General Services Administration pursuant to Solicitation No. GSC-RESF-B-C-0048-N

      14. Guarantee by Parent of agreement among Zack Power & Industrial Company, Parent and Foster Wheeler Energy Corp.

      15. Guarantee by Parent of agreement between Parent and George Hyman with respect to Jensen Water Treatment Facility for Los Angeles

      16. Guarantee/Keepwell by Parent with respect to Dynatran Division of Dynalectric Company for Virginia Department of Transportation

      17.  Guarantees  dated October 24, 1991 and November 15, 1994 by Parent of
           (i) subcontract agreement between PCL Construction Group Inc. and Comstock Canada with respect to Royal Hospital Project, Edmonton, Canada and (ii) subcontract between Comstock and PCL Construction Group with respect to National Archives of Canada, Gatineau Building, Gatineau, Quebec.

      18. Guarantee/Keepwell by Parent with respect to agreement between Wachtel, Duklauer & Fein Inc. ("WDF") and New York City Health and Hospitals Corp. ("NYC") relating to Kings County Hospital Power Plant modernization

      19. Guarantee/Keepwell by Parent with respect to agreement between WDF and NYC relating to Bellevue Hospital Center Emergency Room Renovation

      20. Guarantee/Keepwell by Parent with respect to agreement between Dynalectric Company and State of Utah

      21. Guarantee by Parent of agreement between EMCOR Mechanical of Guam Inc. and PACCO Ltd. of Guam

      22. Parent letter agreement dated August 24, 1992 to Lehrer, McGowan, Bovis agreeing to insure that Kerby Saunders-Warkol, Inc., d/b/a EMCOR Mechanical Services will have sufficient financial resources to perform agreements as trade manager for mechanical and plumbing work at New York Hospital

      23. Parent nominal party under agreement dated December 9, 1991 with Mannesmann Demag Corporation with respect to LTV project. EMCOR assigned obligation to EMCOR Technical Services of Ohio Inc. but Parent remains prime obligor

      24. Parent guarantee dated May 10, 1991 of agreement ("Costain Agreement") between Costain Construction Limited ("Costain") and Drake & Scull Engineering Ltd. ("D&S") with respect to development at 54 Lombard Street, London

      25. Parent guarantee dated December 6, 1991 (in favor of Fleetway House Construction Management Limited with whom Costain contracted) of Costain Agreement

      26. EMCOR guarantee of warranty between Limeback and D&S with respect to 54 Lombard Street, London

      27. EMCOR guarantee dated April 27, 1990 in favor of Costain with respect to ERSB Sellafield

      28. EMCOR guarantee dated May 7, 1991 of agreement between John Mowlen & Co. PLC and D&S with respect to Works Package 330 Mechanical Services at CIS Refurbishment, Manchester

      29. EMCOR guarantee dated January 20, 1991 of agreement between Olympia & York Limited Contractors and Olympia & York Canary Wharf Ltd. and D&S with respect to Building B1/B2, Mechanical and Plumbing Works

      30. EMCOR guarantee dated May 1991 of agreement between British Rail and D&S with respect to North Pole International

      31. EMCOR guarantee dated June 6, 1991 of agreement between Olympia & York Canary Wharf Ltd. and Forest Drake Scull Electric Ltd. with respect to Building DS-7 Fit Out-Electrical Works for Daily Telegraph Offices

      32. EMCOR guarantee dated June 6, 1991 of agreement between Olympia & York Canary Wharf Ltd. and Olympia & York Contractors Ltd. and D&S with respect to Canary Wharf Building B1, Texaco Fit Out

      33. EMCOR guarantee dated June, 1991 of agreement between Olympia & York Canary Wharf and D&S, trading as Forest Drake & Scull Communications Systems with respect to communication cabling in Building DS-7, Job No. 900009 10 99063

      34. EMCOR guarantee dated May 27, 1991 of agreement between Try Construction Ltd. and D&S with respect to BP Research Center, Sunbury, Middlesex Building 200

      35. EMCOR guarantee of agreement between Olympia & York Contractors Limited and Olympia & York Canary Wharf Limited and D&S with respect to Canary Wharf Building B1/B2, Drake & Scull Engineering
           - Electric Works

      36. EMCOR guarantee of agreement between Olympia & York Canary Wharf Limited and JWP Information Services, Ltd. with respect to communications cabling works in Building FC-2, Job Number 900296

      37. EMCOR guarantee of agreement between Olympia & York Canary Wharf Limited and Olympia & York Contractors Ltd. and D&S with respect to Building B/1, Small Power & Lighting

      38. EMCOR guarantee dated October, 1992 of agreement between Amec Design & Management Ltd. and D&S with respect to Work Package 360 for mechanical, electrical and plumbing services at Northwest Water Ltd. Central Site, Warrington

      39. EMCOR guarantee dated February 27, 1992 of agreement between Thames Water Utilities Ltd. and D&S with respect to Advance ME&I Installment Works, Contract Number 1732/D42

      40. EMCOR guarantee dated January 14, 1992 of agreement between John Lang Construction Ltd. and D&S with respect to Health Care International, Glasgow in respect of contract among Amec, D&S and Wessex

      41. Deed of Warranty dated January 31, 1992 between EMCOR and British Airways with respect to agreement between Drake & Scull Airport Services Ltd. and British Airways

      42. Comfort Letter/Guarantee dated January 16, 1990 in favor of Property Services Agency in respect of D&S and Drake & Scull Scotland Ltd.

      43. EMCOR indemnity dated February 22, 1990 in favor of Wessex Regional Health Authority in respect of contract between D&S and Amec PLC

      44. EMCOR guarantee of agreement between Forest Drake Scull Electric Ltd. and Herbert Construction (U.K.) Ltd. ("Herbert") in respect of Forest Drake Scull Ltd. work at Canary Wharf, American Express floors

      45. EMCOR guarantee of lease agreement between IBM RITC 6000 computer from Lombard Water North Central PLC.

      46.  Indemnification of trade payables in Nevada for JWP Controls

      47.  Indemnification of trade payables in Nevada for Dynalectric
           Company

      48. EMCOR has agreed to indemnify Barnett Bank of Central Florida, N.A. and Barnett Bank Trust Company, N.A. in respect of certain environmental liabilities relating to Sebastian, Florida property.

      49. Guarantees by EMCOR of obligations of Drake & Scull Engineering Co. Limited with respect to London Underground contracts

      50. The Parent is liable by reason of indemnification agreements or reimbursement agreements in respect of the following Letter of
           Credit:

             Bank                                           Party for
        Issuing Letter                      L/C In        Whose Account
      of Credit ("L/C")      Amount        Favor Of        L/C Issued
      -----------------      ------        --------        ----------

    Howard Bank              250,000   State of Vermont      Defender

      51. Indemnification obligations to Days Cove Reclamation Company ("Days Cove") pursuant to a stock agreement and termination agreement to be entered into among JWP Equipment Services Inc., Days Cove and EMCOR with respect to the sale of the stock of JWP Environmental Services Inc. to Days Cove

      52. Indemnification obligations to Barnett Bank of Central Florida, N.A. and Barnett Bank Trust Company, N.A. in connection with sale of business of JWP/HCCII Corp. (formerly HETRA Computer and Communications Industries, Inc.)

      53. In connection with sales of other subsidiaries' assets or stock, the selling subsidiaries and its direct and/or indirect parent corporations also have similar indemnification obligations to the buyer.

      54. Indemnification obligations of Parent with respect to surety bonds issued by Seaboard, Reliance and London Guarantee.

      55. Guarantee by Parent of employment arrangement between Drake & Scull Engineering Limited and Andrew Gay.

      56. EMCOR (UK) Guarantee dated September 28, 1993 of agreement between D&S and John Mowlem Construction Ltd. in respect of package 1705 M&E Engineering Services at the MOD (PE) Collocation Bristol.

      57. EMCOR (UK) Guarantee dated December 14, 1993 of agreement between D&S and Fleetway House Construction Management Ltd. in respect of 54 Lombard Street fit out.

      58. EMCOR (UK) Guarantee dated January 5, 1994 of agreement between D&S and British Aerospace Defence Ltd. in respect of Estates Services Maintenance of the BAE Defence Ltd., Samlesbury Site.

      59. EMCOR (UK) Guarantee dated May 29, 1994 of agreement between D&S and Fleetway House Construction Management Ltd. in respect of facilities management contract at 54 Lombard Street.

      60. EMCOR (UK) Guarantee dated August 11, 1994 of agreement between D&S Higgs & Hill Western Ltd. in respect of Mountstuart Primary School.

      61. EMCOR (UK) Guarantee dated January 13, 1995 of agreement between D&S and The City of Dundee DC in respect of central heating works.

      62. EMCOR (UK) Guarantee dated January 24, 1995 of agreement between D&S and Heathrow Airport Ltd. in respect of mechanical and public health services on the Europier Project.

      63. EMCOR (UK) Guarantee dated February 27, 1995 of agreement between D&S and Dundee DC in respect of lighting installation at the Mill O'Mains Security Lighting Contract.

      64. EMCOR (UK) Guarantee dated March 17, 1995 of agreement between D&S and North West Water Ltd. in respect of maintenance of electrical and mechanical installation of Lingley Mere & Dawson House, Warrington.

      65. EMCOR (UK) Guarantee dated March 20, 1995 of agreement between D&S and EBC Construction Ltd. in respect of electrical installation at Lyndhurst Magistrates Court.

      66. EMCOR (UK) Guarantee dated April 3, 1995 of agreement between D&S and City of Dundee DC in respect of contract heating replacement for Whorterbank low rise development.

      67. EMCOR (UK) Guarantee dated April 5, 1995 of agreement between D&S and GEC Alsthom in respect of mechanical and electrical installation at Connah's Quay Power Generation Station.

      68. EMCOR (UK) Guarantee dated July 12, 1995 of agreement between D&S Trafalgar House Construction (Regions) Ltd. in respect of design and installation of mechanical and electrical works at Invicta Barracks, Kent.

      69. EMCOR (UK) Guarantee dated July 19, 1995 of agreement between D&S and Trafalgar House (Regions) Ltd. in respect of mechanical and electrical services at Farnborough Hospital.

      70. EMCOR (UK) Guarantee dated August 11, 1995 of agreement between D&S and Trustees of Victoria & Albert Museum in respect of electrical works.

      71. EMCOR (UK) Guarantee dated August 11, 1995 of agreement between D&S and Vodafone Ltd. in respect of mobile maintenance service.

      72. EMCOR (UK) Guarantee dated September 19, 1995 of agreement between D&S and Bovis Construction Ltd. in respect of mechanical and electrical works at 30 Berkeley Square.

      73. EMCOR (UK) Guarantee dated October 4, 1995 in favor of Banco Comercial de Macau in support of advance payment guarantee granted in connection with Macau International Airport FM Contract.

      74. EMCOR (UK) Guarantee dated October 12, 1995 of agreement between D&S and Atomic Weapons Establishment in respect of maintenance work at Aldermaston facility.

      75. EMCOR (UK) Guarantee dated October 16, 1995 of agreement between D&S and Bard Pharmaceuticals Ltd. in respect of mechanical and electrical works at new production facility.

      76. EMCOR (UK) Guarantee dated October 16, 1995 of agreement between D&S and Amoco (UK) in respect of facilities management services at Amoco head office building.

      77. EMCOR (UK) Guarantee dated November 7, 1995 of agreement between D&S and NG Bailey & Co. Ltd. in respect of mechanical and electrical services at HMS Neptune, Faslane.

      78. EMCOR (UK) Guarantee dated November 7, 1995 in favor of Banco Comercial de Macau in respect of mechanical, electrical and building works at Macau International Airport.

      79. EMCOR (UK) Guarantee dated November 11, 1995 of agreement between D&S and The BBC (Midlands Region) in respect of building engineering services at Pebble Mill.

      80. EMCOR (UK) Guarantee dated December 5, 1995 of agreement between D&S and British Aerospace Defence Ltd. in respect of estate service maintenance at Brough Aerodrome.

      81. EMCOR (UK) Guarantee dated December 21, 1995 of agreement between EMCOR-NESMA and United Arab Can Manufacturing Co. in respect of electrical work at Damman Can/End Plant.

      82.  EMCOR (UK) Guarantee dated February 21, 1996 of agreement between D&S
           and   British   Gas  Plc  in  respect  of   mechanical   installation
           laboratories at Loughborough.

      83. D&S Guarantee dated December 21, 1995 in favor of ANZ Grindlays Bank in respect of banking arrangements for Drake & Scull International, Abu Dhabi.

      84. D&S Guarantee dated April 18, 1996 of agreement between YDS Engineering Ltd. and Gammon-Paul Y Joint Venture in respect of electrical works at HACTL Superterminal 1 at Chek Lap Kok Airport, Hong Kong.

      85. D&S Guarantee dated April 18, 1996 of agreement between YDS Engineering Ltd. and Gammon-Paul Y Joint Venture in respect of HVAC installation and associated works at HACTL Superterminal 1 at Chek Lap Kok Airport, Hong Kong.

      86. D&S Guarantee dated April 18, 1996 of Agreement between YDS Engineering Ltd. and Hong Kong Air Cargo Terminals Ltd. in respect of electrical installation works at HACTL Superterminal 1 at Chek Lap Kok Airport, Hong Kong.

      87. D&S Guarantee dated April 18, 1996 of agreement between YDS Engineering Ltd. and Hong Kong Air Cargo Terminals Ltd. in respect of HVAC installation works at HACTL Superterminal 1 at Chek Lap Kok Airport, Hong Kong.

      88. D&S Guarantee dated April 22, 1996 in favor of Barduct Ltd. in support of special supply terms granted to YDS Engineering Ltd. in connection with HACTL Superterminal 1 at Chek Lap Kok Airport, Hong Kong.

      89. D&S Guarantee dated October 23, 1990 of agreement between D&S and Mowlem Regional Construction Ltd. in respect of electrical and mechanical services to building 459 RAF St. Mawgan, Cornwall.

      90. D&S Holdings Guarantee dated February 13, 1991 of agreement between D&S and Olympia & York Canary Wharf Ltd. in respect of under floor and high level electrical fitting out works in building DS-7 at phase 1 of Canary Wharf development.

      91. D&S Holdings Guarantee dated April 19, 1991 of agreement between D&S and Trafalgar House Construction Management Ltd. in respect of DS-7 Canary Wharf, London.

      92. D&S Holdings Guarantee dated April 19, 1991 of agreement between D&S and Olympia & York Canary Wharf Ltd. in respect of electrical contract at DS-7 Canary Wharf, London.

      93. D&S Holdings Guarantee dated July 30, 1991 of agreement between D&S and Wimpey Construction Ltd. in respect of building services at British Telecom, Milton Keynes.

      94. D&S Holdings Guarantee dated October 2, 1991 of agreement between D&S, Olympia & York Canary Wharf Ltd. in respect of services agreement, Phase I fit and for Daily Telegraph.

      95. D&S Holdings Guarantee dated June 6, 1992 of agreement between D&S and Lothian Health Board in respect of maintenance work to East and Community units.

      96. D&S Holdings Guarantee dated July 20, 1992 of agreement between D&S and Lothian Health Board in respect of mechanical and electrical maintenance at Royal Infirmary and Associated Hospitals.

      97. D&S Holdings Guarantee dated December 22, 1992 of agreement between D&S and Eastern Telegraph Company in respect of mechanical and electrical services installation contract at New Telecommunications College.

      98. Guarantee by Dynalectric Company of debts and obligations of Allied Electric in respect of contract among Dynalectric Company, Allied Electric and Memphis IRS Computer Center.

      99. Guarantee Agreement dated July 17, 1995 of Parent of payment by University Mechanical Engineering & Contractors Inc., Superior Engineering Corp. of their respective debts and obligations arising out of their respective contracting activities in State of Utah.

      100. Guarantee Agreement by Parent of D&S Contractors with Hargmead Ltd. and Kier Build Ltd. in the nature of a Performance Guarantee.

      101. Guarantee by Parent to Young's Engineering Holding, Ltd. ("YEH") to indemnify it in respect of 50% of its indemnification obligation under a Performance Bond in favor of Gammon-Paul Joint Venture ("Main Contractor") under contract in which joint venture of YEH and D&S are performing work.

      102. Guarantee by Parent of contract between Forest Electric Corp. and Turner Construction Company for New York Mercantile Exchange.

      103. University letter to Connecticut General Life Insurance Company agreeing to take all steps reasonably within its power to assure that University Cogeneration Inc. (i) continues to have a minimum net worth of at least $5,000,000 and (ii) applies its resources to pay its debt and other obligations as they become due.

      104. The information contained in Schedules 7.10 and 7.11 is hereby incorporated herein by reference.

                                   SCHEDULE
                        INVESTMENTS, LOANS AND ADVANCES

                                       AMOUNT OF               PAYEE
          INVESTMENTS                 INVESTMENT             OR HOLDER
          -----------                 ----------             ---------

1. Unique Construction          49% stock interest      Gibson Electric
   Company                      Cost $206,000           Co., Inc.

2  Bonds held for retention     $1,000,000 aggregate    Welsbach Electric
                                 principal amount       Corp.

3. State of Israel Bonds        $60,000 aggregate       Welsbach Electric
                                principal amount        Corp.

4. State of Israel Bonds        $200,000 aggregate      Forest Electric
                                 principal amount       Corp.


5. Morton Hoffman Mortgage      $116,000, unpaid        Forest Electric
   Note                         principal amount        Corp.

6. New York City Bonds held     $638,000 aggregate      Forest Electric
   for retention                principal amount        Corp.

7. Alan Fox Mortgage Note       $466,000                Forest Electric
                                unpaid principal amount Corp.


8. Skyview Co-Op Mortgage       $26,000                 Forest Electric
   Receivable                                           Corp.

9. Joseph DiSanti               $331,000, unpaid        Forest Electric
   Mortgage Note                principal amount, $0    Corp.
                                current book balance

10.Meli Borelli Associates,     $162,000, unpaid        EMCOR Penguin Air
   Inc. Note                    principal amount        Conditioning

11.Note made by Nassau          $61,000, unpaid         Forest Electric
   Street Partnership           principal amount        Corp.


12.Limited Partnership          $113,217 current book   Forest Electric
   Interest in Nassau           balance                 Corp.
   Street Partners

13.Limited Partnership          ($89,575) current book  Forest Electric
   Interest in Astoria          balance                 Corp.
   Studios

14.Note made by C. Thomas       $50,000, unpaid         EMCOR
   Taylor                       principal amount, $0
                                current book balance

15.Note made by MI              $76,000 current book    EMCOR Midwest
   Investments                  value
   (Huen), Inc.

16.Riverdale Apartment Co-op    315 Shares              Forest Electric
   Stock                                                Corp.

17.Note made by Hoffman         $125,469 unpaid         Gibson Electric
   Homes                        principal amount,       Co., Inc. and
                                $25,000 current book    Sutter Hill
                                balance                 Industries, Inc.,
                                                        d/b/a
                                                        EMCOR Residential
                                                        Services

18.Contingent Note made by      $923,000 unpaid         University
   Huntington Partners          principal amount        Industries


19.J. DiSanti Concrete Inc.     2,500 shares of         EMCOR
                                preferred stock
